The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259545
SUBJECT TO COMPLETION, DATED AUGUST 16, 2022
Preliminary Prospectus Supplement
(To Prospectus dated September 15, 2021)

EATON CORPORATION
$           % Sustainability-Linked Notes due 2033
$          % Notes due 2052

Fully and unconditionally guaranteed by

Eaton Corporation plc and each of the Subsidiary Guarantors listed below
Eaton Corporation is offering $     aggregate principal amount of its   % Sustainability-Linked Notes due 2033 (the “Sustainability-Linked Notes”) and $     aggregate principal amount of its   % Notes due 2052 (the “2052 Notes”, and together with the Sustainability-Linked Notes, the “Notes”). The Sustainability-Linked Notes will bear interest at the rate of   % per annum and, from the Interest Rate Step-Up Date (as defined in the “Description of Notes”), at a rate of % per annum unless we have notified the trustee that the Sustainability Performance Target (as defined in the “Description of Notes”) has been satisfied. The 2052 Notes will bear interest at the rate of   % per annum. We will pay interest on the Notes semi-annually in arrears on each     and    , commencing on     , 2023. The Sustainability-Linked Notes will mature on    , 2033 and the 2052 Notes will mature on     , 2052.
We may redeem some or all of the Notes at any time and from time to time at the applicable redemption price described under the heading “Description of Notes—Optional Redemption.” If a Change of Control Triggering Event (as defined in the “Description of Notes”) with respect to the Notes occurs, we will be required to offer to repurchase the Notes at the price described in this prospectus supplement.
The Notes will be our unsecured and unsubordinated obligations ranking equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. The guarantees of the Notes will be unsecured and unsubordinated obligations of Eaton Corporation plc and certain of its direct and indirect subsidiaries. On the issue date, such subsidiaries will consist of Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Capital Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., Wright Line Holding, Inc. and Wright Line LLC (collectively, the “Subsidiary Guarantors”). The guarantee by a Subsidiary Guarantor will be released if such Subsidiary Guarantor is a guarantor or issuer of indebtedness in an aggregate outstanding principal amount less than 25% of our outstanding indebtedness. See “Description of Notes—Guarantees.”
Investing in the Notes involves risks. You should consider carefully the risk factors beginning on page S-10 of this prospectus supplement and the “Risk Factors” section in our Quarterly Reports on Form 10-Q for the quarters-ended March 31, 2022 and June 30, 2022, and Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this prospectus supplement.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Us(1)
Per Sustainability-Linked Note	%	%	%
Total	$	$	$
Per 2052 Note	%	%	%
Total	$	$	$
(1)	Plus accrued interest, if any, from , 2022, if settlement occurs after that date.
Each series of Notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system. The underwriters named below expect to deliver the Notes to purchasers in book-entry form through The Depository Trust Company and its participants, including for the accounts of Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, S.A., Luxembourg on or about     , 2022. This settlement date may affect trading of the Notes. See “Underwriting.”
Joint Book-Running Managers
BofA Securities Sustainability Structuring Agent	Deutsche Bank Securities	Loop Capital Markets	Morgan Stanley	Wells Fargo Securities
The date of this prospectus supplement is      , 2022.

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is current only as of the dates of those respective documents. Our business, financial condition, results of operations and cash flows may have changed since those dates.

Prospectus Supplement
Prospectus
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes offered hereby. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering of Notes. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using the SEC’s shelf registration rules. Generally, the term “prospectus” refers to the prospectus supplement and the accompanying prospectus together. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.
When used in this prospectus supplement, the terms the “Company,” “our Company,” “we,” “our” and “us” refer to Eaton Corporation plc and not to its subsidiaries, unless the context otherwise requires, and “Eaton” refers to Eaton Corporation, our wholly-owned subsidiary. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated into this prospectus supplement by reference contain “forward-looking” statements, as defined in Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:
•	projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial measures;
•	goals, intentions and expectations as to future trends, plans, and events;
•	descriptions of anticipated plans or objectives of management for operations, products, or services;
•	forecasts of performance; and
•	assumptions regarding any of the foregoing.
Because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “forecast,” “guidance,” “possible,” “potential,” “predict,” “plan,” “project,” “should,” “target,” “will,” “would” or similar expressions.
By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections, and other outcomes described or implied in forward-looking statements will not be achieved. The following important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:
•	the course of the COVID-19 pandemic, including government responses thereto and the rate of global recovery therefrom;
•	unanticipated changes in the markets for the Company’s business segments;
•	unanticipated downturns in business relationships with customers or their purchases from us;
•	the availability of credit to customers and suppliers;
•	supply chain disruptions, competitive pressures on sales and pricing;
•	unanticipated changes in the cost of material, labor and other production costs, or unexpected costs that cannot be recouped in product pricing;
•	the introduction of competing technologies;
•	unexpected technical or marketing difficulties;
•	unexpected claims, charges, litigation or dispute resolutions;
•	strikes or other labor unrest;
•	the impact of acquisitions and divestitures;
•	unanticipated difficulties integrating acquisitions;
•	new laws and governmental regulations;
•	interest rate changes;
•	tax rate changes or exposure to additional income tax liability;

•	stock market and currency fluctuations;
•	war, natural disasters, civil or political unrest or terrorism; and
•	unanticipated deterioration of economic and financial conditions in the United States and around the world.
Additional risks and uncertainties are set forth under the “Risk Factors” section of this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC and we encourage you to consult such disclosures.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Our ordinary shares are listed on the New York Stock Exchange and information about us also is available there.
This prospectus supplement is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, unless and until that information is updated and superseded by the information contained in this prospectus supplement or any information incorporated later. We incorporate by reference the documents listed below:
•
Annual Report on Form 10-K for the year-ended December 31, 2021 (including the sections incorporated by reference therein from our definitive proxy statement on Schedule 14A filed with the SEC on March 18, 2022).

•	Quarterly Report on Form 10-Q for the quarter-ended March 31, 2022.
•	Quarterly Report on Form 10-Q for the quarter-ended June 30, 2022.
•	Current Reports on Form 8-K filed with the SEC on February 28, 2022, April 4, 2022, April 28, 2022 and August 2, 2022.
We also incorporate by reference in this prospectus supplement any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all of the securities that may be offered by this prospectus supplement. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K.
Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.eaton.com. The contents of the website are not incorporated by reference into this prospectus. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Eaton Corporation plc
Eaton House, 30 Pembroke Rd.
Dublin 4, Ireland D04 Y0C2
Attn: Company Secretary
+353 1637 2900

SUMMARY
The information below is a summary of the more detailed information included elsewhere in or incorporated by reference in this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, including the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in our Quarterly Reports on Form 10-Q for the quarters-ended March 31, 2022 and June 30, 2022, and Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information you should consider before purchasing the Notes.
The Company
The Company is an intelligent power management company dedicated to improving the quality of life and protecting the environment for people everywhere. We are guided by our commitment to do business right, to operate sustainably and to help our customers manage power – today and well into the future. By capitalizing on the global growth trends of electrification and digitalization, we are accelerating the planet’s transition to renewable energy, helping to solve the world’s most urgent power management challenges, and doing what is best for our stakeholders and all of society.
Our businesses are well-positioned to take advantage of secular growth trends related to the energy transition from fossil fuels to renewables. We are responding to these trends by innovating solutions that transform the electrical power value chain, investing in electrical vehicle markets, increasing our focus on electrification, and employing digital technologies for power management. The Company’s innovations are expected to enable the integration of renewables and sustainability solutions, with new types of equipment, services, and software. These strategic focus areas are an important part of our response to climate change.
Founded in 1911, the Company has been listed on the New York Stock Exchange for nearly a century. We reported revenues of $19.6 billion in 2021 and serve customers in more than 170 countries.
Corporate Information
We are incorporated in Ireland. Our ordinary shares are listed on the New York Stock Exchange under the ticker symbol “ETN.” Our principal executive offices are located at Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, and our telephone number is +353 1637 2900.
Eaton is incorporated in Ohio. Eaton’s principal executive office is located at 1000 Eaton Boulevard, Cleveland, Ohio 44122, and its telephone number is (440) 523-5000.
To find more information about us, please see the sections entitled “Where You Can Find More Information.”
Sustainability-Linked Bond Framework
In August 2022, we adopted a Sustainability-Linked Bond Framework as a next step in aligning our long-term financing structures with our ambitious environmental, social and governance (“ESG”) targets. The Sustainability-Linked Bond Framework was reviewed by an independent consultant, which provided a second party opinion (the “Second Party Opinion”) on the Sustainability-Linked Bond Framework and its alignment with the Sustainability-Linked Bond Principles June 2020 administered by the International Capital Market Association.
Our Sustainability-Linked Bond Framework establishes a target to achieve at least a 40% reduction in absolute Scope 1 and Scope 2 GHG emissions by year-end 2027, relative to a 2018 baseline (the “Sustainability Performance Target”).
Our Scope 1 GHG emissions are defined as direct emissions from stationary fuel combustion, mobile fuel combustion, fugitive emissions from refrigeration equipment, fire suppression systems and the manufacturing of electrical equipment and process emissions from the treatment of wastewater. Our Scope 2 GHG emissions are defined as indirect energy emissions from the consumption of purchased electricity and purchased heat. GHG emissions are calculated and reported in reference to the requirements of the Greenhouse Gas Protocol Corporate Accounting and Reporting Standard, Revised Edition (2004) and the GHG Protocol Scope 2 Guidance (2015) developed by the World Business Council for Sustainable Development and the World Resources Institute.

The Indenture that will govern the Notes (as defined herein) will provide that, from and including     , 2028 (the “Interest Rate Step-Up Date”), the interest rate accruing on the Sustainability-Linked Notes shall be increased by an additional 25 basis points (0.25%) per annum unless we notify (the “Satisfaction Notice”) the Trustee in writing on or before the date that is 15 days prior to the Interest Rate Step-Up Date (the “Notification Date”) that in respect of the year ended December 31, 2027 (the “Performance Reference Date”): (A) the Sustainability Performance Target has been satisfied and (B) we have received a related Assurance Letter from the External Verifier verifying the amount of our Scope 1 and Scope 2 Emissions for the Performance Reference Date (each as defined in “Description of Notes—Principal, Maturity and Interest—Interest Step-Up for Sustainability-Linked Notes”) . See “Description of Notes—Principal, Maturity and Interest—Interest Step-Up for Sustainability-Linked Notes.”
However, we are under no legal obligation to publish a Sustainability-Linked Bond Framework update or similar report and any failure by us to do so would not constitute an event of default under the terms of the Indenture that will govern the Sustainability-Linked Notes.
For the avoidance of doubt, none of the Sustainability-Linked Bond Framework, the Second Party Opinion, any annual Sustainability-Linked Bond update or any report issued by an External Verifier are, and none shall be deemed to be, incorporated by reference into or form a part of this prospectus supplement or the accompanying prospectus. The Sustainability Performance Target is not applicable to the 2052 Notes or any other securities of the Company except to the extent expressly so provided in the relevant legal documentation governing such securities, and we make no representation to any person, including any holder of Sustainability-Linked Notes, that the Sustainability Performance Target will be achieved. It will not be a breach or event of default under the Indenture that will govern the Sustainability-Linked Notes if the Sustainability Performance Target is not met. See “Risk Factors” elsewhere in this prospectus supplement for further information regarding risks associated with the Sustainability Performance Target and the Sustainability-Linked Notes.

The Offering
The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the Notes, please refer to the section entitled “Description of Notes” in this prospectus supplement and the section entitled “Description of Debt Securities” in the accompanying prospectus.
Issuer
Eaton Corporation
Parent Guarantor
Eaton Corporation plc
Securities Offered
$    aggregate principal amount of    % Sustainability-Linked Notes due 2033.
$    aggregate principal amount of    % Notes due 2052.
Maturity Date
The Sustainability-Linked Notes will mature on    , 2033.
The 2052 Notes will mature on    , 2052.
Interest Rate
The Sustainability-Linked Notes will bear interest at   % per annum (subject to the terms set forth under “Subsequent Rate of Interest” below) and the 2052 Notes will bear interest at   % per year.
Subsequent Rate of Interest
From and including    , 2028, the interest rate accruing on the Sustainability-Linked Notes shall be increased by an additional 25 basis points (0.25%) per annum unless we notify the Trustee in writing on or before the date that is 15 days prior to the Interest Rate Step-Up Date that in respect of the year ended December 31, 2027: (A) the Sustainability Performance Target has been satisfied and (B) we have received a related Assurance Letter from the External Verifier verifying the amount of our Scope 1 and Scope 2 Emissions for the Performance Reference Date. The Trustee shall be entitled to rely upon the Satisfaction Notice and shall have no duty to verify if the Sustainability Performance Target has been satisfied. See “Description of Notes—Principal, Maturity and Interest—Interest Step-Up for Sustainability-Linked Notes.”
Interest Payment Dates
Interest on the Notes will be payable semi-annually in arrears on each     and    ,   commencing on    , 2023. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.
Ranking
The Notes will be our unsecured and unsubordinated obligations ranking equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. As of June 30, 2022, the outstanding indebtedness at the Company was approximately $8,307 million.
Optional Redemption
Prior to    , 2033 (three months prior to maturity of the Sustainability-Linked Notes), (the “SLN Par Call Date”), we may redeem all or a portion of the

Sustainability-Linked Notes pursuant to a “make-whole” call, plus accrued and unpaid interest to, but excluding, the redemption date. If the redemption date of the Sustainability-Linked Notes is on or after   , 20  , the redemption price will equal 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date.
Prior to   , 2052 (six months prior to maturity of the 2052 Notes), (the “2052 Notes Par Call Date”), we may redeem all or a portion of the 2052 Notes pursuant to a “make-whole” call, plus accrued and unpaid interest to, but excluding, the redemption date. If the redemption date of the 2052 Notes is on or after   , 20   , the redemption price will equal 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date.
See “Description of Notes—Optional Redemption.”
Change of Control Triggering Event
If a Change of Control Triggering Event (as defined in the “Description of Notes”) occurs with respect to a series of Notes, unless Eaton has exercised its option to redeem such series of Notes by notifying the noteholders to that effect as described above, Eaton will be required to make an offer to each holder of the series of Notes as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes on the terms set forth in such Notes, as described under the heading “Description of Notes—Change of Control Offer.”
Further Issuances
We may, without the consent of holders of the Notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the Notes of a particular series. Any such additional debt securities and the Notes of such series will constitute a single series under the Indenture.
Guarantees
Payment of principal of, premium, if any, and interest on the Notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by Eaton Corporation plc and certain of its direct and indirect subsidiaries. On the issue date, such subsidiaries will consist of Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Capital Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., Wright Line Holding, Inc. and Wright Line LLC, as described under “Description of Notes—Guarantees.” The guarantee by a Subsidiary Guarantor will be released if such Subsidiary Guarantor is a guarantor or issuer of indebtedness in an aggregate outstanding principal amount less than 25% of our outstanding indebtedness as described under “Description of Notes—Guarantees—Release of guarantees of Subsidiary Guarantors.”
Use of Proceeds
We intend to use the net proceeds from sale of the Notes, which we estimate will be approximately $    million, after deducting the underwriting discount and our offering expenses, to redeem the Company’s outstanding 2.750% senior notes due 2022 and for general corporate purposes as described under “Use of Proceeds.”
Form of Notes
Eaton will issue each series of the Notes in the form of one or more fully registered global securities registered in the name of the nominee of The Depository Trust Company, New York, New York (“DTC”). Investors may elect to hold the interests in the Notes in global form through either DTC in the United States or Clearstream Banking, S.A., Luxembourg (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), as described under the heading “Description of Notes—Book-Entry System.”
Trading
The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Notes. See “Underwriting.”
Governing Law
The Indenture and the Notes will be governed in accordance with the laws of the State of New York.
Risk Factors
Investing in the Notes involves risks. You should consider carefully the risk factors beginning on page S-10 of this prospectus supplement and the “Risk Factors” section in our Quarterly Reports on Form 10-Q for the quarters-ended March 31, 2022 and June 30, 2022, and Annual Report on Form 10-K for the year ended December 31, 2021.

RISK FACTORS
An investment in the Notes involves risks, including risks inherent in our business. You should consider carefully the risks described below and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision, including the factors listed in the “Risk Factors” section in our Quarterly Reports on Form 10-Q for the quarters-ended March 31, 2022 and June 30, 2022, and Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In any such case, you could lose all or part of your investment.
Risks Relating to the Notes
The Sustainability-Linked Notes may not be a suitable investment for all investors seeking exposure to assets with sustainability characteristics.
Although the interest rate relating to the Sustainability-Linked Notes is subject to an upward adjustment in the event we fail to achieve the Sustainability Performance Target (as defined in “Summary”), the Sustainability-Linked Notes may not satisfy an investor’s requirements or any future legal, quasi-legal or other standards for investment in assets with sustainability characteristics. In particular, the Sustainability-Linked Notes are not being marketed as “green bonds” or “social bonds” or “sustainability bonds” as the net proceeds of the issue of the Sustainability-Linked Notes will be used as described under “Use of Proceeds.” We do not commit to allocate any of the net proceeds from this offering specifically to projects or business activities meeting sustainability criteria. In addition, we will not be subject to any other limitations or requirements that may be associated with green bonds, social bonds or sustainability bonds in any particular market.
Any interest rate adjustment in respect of the Sustainability-Linked Notes as described under “Description of Notes—Principal, Maturity and Interest—Interest Step-Up for Sustainability-Linked Notes” will depend on us achieving, or failing to achieve, the Sustainability Performance Target, which may be inconsistent with or insufficient to satisfy investor requirements or expectations. Prospective investors in the Notes should have regard to the information included herein and must determine for themselves the relevance of such information for the purpose of any investment in the Sustainability-Linked Notes, together with any other considerations such investor deems necessary in connection with its investment decision.
Our Sustainability Performance Target is part of our commitment to align our long-term financing structures with our ambitious ESG targets. The Sustainability Performance Target is therefore uniquely tailored to our business, operations and capabilities, and does not easily lend itself to benchmarking against similar sustainability performance targets, and the related performance, of other issuers. We will review our Sustainability-Linked Bond Framework from time to time, including its alignment to updated versions of the relevant principles as and when they are released, with the aim of adhering to best practices in the market. Such review may result in the Sustainability-Linked Bond Framework being amended in the future. Such amended Sustainability-Linked Bond Framework may be published on our website and replace the prior Sustainability-Linked Bond Framework for future capital markets transactions but will not affect the Sustainability-Linked Notes offered hereby. Furthermore, as there is currently no generally accepted definition (legal, regulatory or otherwise) of, nor market consensus as to what criteria a particular financial instrument must meet to qualify as, “green,” “social,” “sustainable” or “sustainability-linked” (and, in addition, the requirements of any such label may evolve from time to time), no assurance is or can be given to investors by us, the underwriters, the Second Party Opinion provider or the External Verifier that the Sustainability-Linked Notes will meet any or all investor expectations regarding the notes or the Sustainability Performance Target qualifying as “green,” “social,” “sustainable” or “sustainability-linked” or that any adverse social and/or other impacts will not occur in connection with our striving to achieve the Sustainability Performance Target or the use of the net proceeds from the offering of Sustainability-Linked Notes.
In addition, no assurance or representation is given by us, the underwriters, the Second Party Opinion provider or the External Verifier as to the suitability or reliability for any purpose whatsoever of any opinion, report or certification of any third party in connection with the offering of the Sustainability-Linked Notes or the Sustainability Performance Target to fulfill any green, social, sustainability, sustainability-linked and/or other criteria. Any such opinion, report or certification is not, nor shall it be deemed to be, incorporated in and/or form part of this prospectus supplement.

Moreover, the Second Party Opinion provider and providers of similar opinions and certifications are not currently subject to any specific regulatory or other regime or oversight. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us, the underwriters, the Second Party Opinion provider, the External Verifier or any other person to buy, sell or hold notes. Holders of the Sustainability-Linked Notes will have no recourse against us or the provider of any such opinion or certification for the contents of any such opinion or certification, which is only current as at the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the Notes. Any withdrawal of any such opinion or certification or any such opinion or certification attesting that we are not complying in whole or in part with any matters covered by such opinion or certification may have a material adverse effect on the trading piece of the Sustainability-Linked Notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.
In addition, we cannot assure you that any information that we or any other person may provide in connection with this offering now or in the future will be sufficient to enable any potential investor to satisfy any disclosure or reporting requirements imposed on such investor from time to time either as a result of its own objectives or those of its clients as set out in its by-laws or other governing rules and/or investment portfolio mandates. In addition, such requirements may have been conditioned by the application of laws and regulations relating to the types of, and criteria relating to, investments that such funds can make in order to qualify or be eligible as a particular type of “ESG” or other sustainable finance-related investment. The rules applicable to such investors and funds, whether internal or resulting from any such investment portfolio mandates and/or applicable laws and regulations, may require such investor to make periodic disclosure of its investment, including any investment in the Sustainability-Linked Notes. Such requirements may evolve over time.
We may not satisfy the Sustainability Performance Target. Failure to satisfy the Sustainability Performance Target may have a material impact on the market price of the Sustainability-Linked Notes and could expose us to reputational risks.
Should we satisfy the Sustainability Performance Target, holders of Sustainability-Linked Notes will not be entitled to an increase in the interest rate on the Sustainability-Linked Notes on account of the applicable Sustainability Performance Target. Should we fail to satisfy the Sustainability Performance Target, we will be required to pay an increased interest rate on the Sustainability-Linked Notes, which may have an adverse impact on our liquidity and results of operations. However, no breach or event of default shall occur under the Indenture that will govern the Sustainability-Linked Notes, nor will we be required to repurchase or redeem the Sustainability-Linked Notes, solely as a result of our failure to meet the Sustainability Performance Target.
Although we intend to significantly decrease our direct and indirect greenhouse gas emissions both in absolute terms to meet the Scope 1 and 2 GHG emission reduction target that is part of the Sustainability Performance Target, achieving this Sustainability Performance Target may require us to expend significant resources. There can be no assurance of the extent to which the Sustainability Performance Target will be achieved, that we will continue to work towards maintaining the Sustainability Performance Target even if a Sustainability Performance Target was previously achieved, or that any future investments we make in furtherance of achieving such targets and goals will meet investor expectations or any binding or non-binding legal standards regarding sustainability performance, whether by any present or future applicable law or regulations or by our own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact.
Any of the above could adversely impact the trading price of the Sustainability-Linked Notes and the price at which a noteholder will be able to sell the Sustainability-Linked Notes in such circumstance prior to maturity may be at a discount, which could be substantial, from the issue price or the purchase price paid by such noteholder.
In addition, a failure by us to satisfy the Sustainability Performance Target or any such similar sustainability performance targets or goals that we may choose to include in any future financings would not only result in increased interest payments under the Sustainability-Linked Notes or other relevant financing arrangements, but could also harm our reputation. Climate-related issues are an ESG topic that is receiving heightened attention from investors, shareholders, lawmakers and regulators, including the SEC. Furthermore, our efforts in satisfying the Sustainability Performance Target, or our other projects or investments, may become controversial or be criticized by activist groups or other stakeholders. Each of such circumstances could have a material adverse effect on our business, financial condition or results of operations.

The methodologies we use to calculate our Scope 1 GHG emissions and Scope 2 GHG emissions may change over time.
As at the date of this prospectus supplement, we reference requirements of the Greenhouse Gas Protocol Corporate Accounting and Reporting Standard, Revised Edition (2004) and the GHG Protocol Scope 2 Guidance (2015) developed by the World Business Council for Sustainable Development and the World Resources Institute to calculate Scope 1 and Scope 2 GHG emissions. These methodologies may change over time, which may impact, positively or negatively, our ability to satisfy the Sustainability Performance Target, which could in turn adversely affect the market price of the Sustainability-Linked Notes and our reputation. Additionally, any material divestment or acquisition of assets by us may result in a restatement of the baseline figures as well as impact emissions for the current year.
Any such change could also result in our achieving or failing to achieve the Sustainability Performance Target and therefore impact whether there will be an increase in the interest rate payable on the Sustainability-Linked Notes in the future.
We may be unable to purchase the Notes upon a Change of Control Repurchase Event.
If a Change of Control Triggering Event (as defined herein) occurs with respect to a series of Notes, unless Eaton has exercised its option to redeem such series of Notes by notifying the noteholders to that effect as described above, Eaton will be required to make an offer to each holder of the series of Notes as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes on the terms set forth in such Notes. See “Description of Notes—Change of Control Offer.”
A Change of Control (as defined in the “Description of Notes”) may also require us to purchase certain of our other indebtedness and give rise to the early termination of our primary bank credit facility. In the event of a Change of Control and, in certain prescribed circumstances a specified credit rating decline relating to our debt, we may not have sufficient funds to purchase all of the affected indebtedness and to repay the amounts owing under our primary bank credit facility.
The Notes are structurally subordinated to the liabilities of our subsidiaries that are not Eaton or a Subsidiary Guarantor.
The Notes will be direct unsecured and unsubordinated obligations of the Company, Eaton and the Subsidiary Guarantors. We are a holding company that derives substantially all of our income from our subsidiaries and, as such, we have no revenue-generating operations of our own. As a result, we depend on dividends and distributions from our subsidiaries to meet our payment obligations under any debt securities, including the Notes. Our subsidiaries are separate and distinct legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefore, whether by dividends or otherwise, unless they are a Subsidiary Guarantor. Our regulated utilities are restricted by regulatory decision from paying us dividends unless a minimum equity-to-total capital ratio is maintained. The future enactment of laws or regulations may prohibit or further restrict the ability of our subsidiaries to pay upstream dividends or to repay funds. In addition, our subsidiaries could agree to contractual restrictions on their ability to make distributions.
All claims of creditors of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). Consequently, the Notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish that are not a Subsidiary Guarantor. Pursuant to the Indenture governing the Notes, the guarantee by a Subsidiary Guarantor will be released if such Subsidiary Guarantor ceases to be the guarantor or issuer of 25% or less of our outstanding indebtedness as described under “Description of Notes—Guarantees—Release of guarantees of Subsidiary Guarantors.” As of June 30, 2022, our Subsidiary Guarantors were guarantors or issuers of $8,067 million aggregate principal amount of indebtedness that did not contain a similar fall-away provision.
In addition, even if we were a creditor of any subsidiary, our rights as a creditor would be effectively subordinated to any security interest in the assets of that subsidiary and any indebtedness of the subsidiary senior to that held by us. As of June 30, 2022, our subsidiaries had approximately $18,736 million of indebtedness and other liabilities outstanding.

The Indenture governing the Notes does not contain financial covenants and will not protect you in the event of a highly leveraged transaction.
The terms of the Notes will not afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us or our subsidiaries.
The Indenture for the Notes does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event we experience significant adverse changes in our financial condition;

•	limit our ability to incur indebtedness or to engage in sale/leaseback transactions;
•	restrict our subsidiaries’ ability to incur indebtedness;
•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;
•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities;
•	restrict our ability to enter into highly leveraged transactions; or
•	require us to repurchase the Notes in the event of a change in control.
As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the Indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.
Active trading markets for the Notes may not develop.
The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system. We cannot assure you trading markets for the Notes will develop or of the ability of holders of the Notes to sell their Notes or of the prices at which holders may be able to sell their Notes. The underwriters have advised us that they currently intend to make a market in the Notes. However, the underwriters are not obligated to do so, and any market-making with respect to the Notes may be discontinued, in their sole discretion, at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Notes. If no active trading markets develop, you may be unable to resell the Notes at their fair market value or at all.
The market price of the Notes may be volatile.
The market price of the Notes will depend on many factors, including, but not limited to, the following:
•	ratings on our debt securities assigned by rating agencies;
•	the time remaining until maturity of the Notes;
•	the prevailing interest rates being paid by other companies similar to us;
•	our results of operations, financial condition and prospects; and
•	the condition of the financial markets.
The market price of the Notes may also be impacted by any failure by us to meet the Sustainability Performance Target. It will not be an event of default under the Indenture if we fail to meet such Sustainability Performance Target.
The condition of the financial markets and prevailing interest rates have fluctuated in the past, likely due to, among other things, medical endemic or pandemic health events such as the COVID-19 outbreak, and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Notes.
Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market price of the Notes.

Our credit ratings may not reflect all risks of your investment in the Notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of all risks relating to the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.
The guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on the Company or the Subsidiary Guarantors to satisfy claims.
Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:
•	was insolvent or rendered insolvent by reason of such incurrence;
•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
A guarantee may also be voided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the guarantee with respect to the Notes, the holders of the Notes would no longer have a claim against the Company or the Subsidiary Guarantors. Sufficient funds to repay the Notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from the Company or the Subsidiary Guarantors.
The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;
•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.
The guarantee for the Notes will contain a provision intended to limit the Company or the Subsidiary Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under the guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law.
None of our properties has been determined to be a principal property under the indenture.
The Indenture includes covenants that, among other things, limit our ability to create or permit to exist mortgages and other liens and enter into sale and leaseback transactions with respect to principal properties unless the Notes are secured on an equal and ratable basis. However, our board of directors has the discretion to determine whether any property is a principal property and, as of the date of this prospectus supplement, our board of directors has not determined that any of our properties is a principal property under the Indenture.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $    million, after deducting the underwriting discount as described in “Underwriting” and estimated expenses of the offering payable by us. We intend to use the net proceeds to redeem Eaton’s outstanding 2.750% senior notes due 2022 and for general corporate purposes. As of August 15, 2022, the principal amount outstanding under the 2.750% senior notes due 2022 was $1.6 billion.
We do not intend to allocate the net proceeds from this offering of the Notes specifically to projects or business activities meeting environmental or sustainability criteria or to be subject to any other limitations associated with green bonds, social bonds or sustainable bonds.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2022, on an actual basis and on an as adjusted basis to give effect to the issuance of the Notes offered hereby and the use of proceeds as described under the heading “Use of Proceeds.” You should read the data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes that we included in our Quarterly Report on Form 10-Q for the quarter-ended June 30, 2022, which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”
	As of June 30, 2022
	Actual	As adjusted
	(unaudited, in millions)
Cash and cash equivalents	$623	$
Long-term debt (including current portion):
8.10% debentures due 2022	100	100
2.75% senior notes due 2022	1,600	—
3.68% notes due 2023	300	300
0.75% Euro notes due 2024	572	572
6.50% debentures due 2025	145	145
0.70% Euro notes due 2025	520	520
0.128% Euro notes due 2026	936	936
3.10% senior notes due 2027	700	700
7.65% debentures due 2029	200	200
0.577% Euro notes due 2030	624	624
4.00% senior notes due 2032	700	700
5.45% debentures due 2034	137	137
5.80% notes due 2037	240	240
4.15% senior notes due 2042	1,000	1,000
3.92% senior notes due 2047	300	300
5.25% to 7.875% notes maturities ranging from 2024 to 2035	165	165
Notes offered hereby
Sustainability-Linked Notes offered hereby	—
2052 Notes offered hereby	—
Other	68	68
Total long-term debt (including current portion)	8,307
Shareholders’ Equity
Total Eaton shareholders’ equity	16,380	16,380
Noncontrolling interests	36	36
Total equity	$16,416	$16,416
Total capitalization (long-term debt and equity)	$24,723	$

DESCRIPTION OF NOTES
General
The following description of the particular terms of the Notes (as defined below) offered hereby supplements the description of the general terms and provisions of debt securities under the heading “Description of Debt Securities” in the accompanying prospectus. Capitalized terms used in this section of this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus.
The Notes will be senior unsecured debt issued pursuant to an indenture, as supplemented from time to time (the “Indenture”), among Eaton Corporation (the “Issuer”), Eaton Corporation plc (the “Parent”), the Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). You should read the Indenture for a complete understanding of the Notes and the terms that are applicable to them. This summary is qualified in its entirety by the provisions of the Indenture.
The Notes will rank equally with all other senior unsecured indebtedness of the Issuer from time to time outstanding. The obligations of the Issuer under the Notes will be fully and unconditionally guaranteed by the Guarantors with such guarantees ranking equal in right of payment with all other existing and future unsecured and unsubordinated indebtedness of such Guarantor. Because the Notes will not be secured, they will be effectively subordinated to any existing and future secured indebtedness of the Issuer and the Guarantors to the extent of the value of the collateral securing such indebtedness. The Notes will also be structurally subordinated to the liabilities of any subsidiary of the Parent that is not the Issuer or a Subsidiary Guarantor. The Indenture does not contain any provision that gives you protection in the event that the Issuer, Parent or any other Guarantor issues a large amount of debt and does not limit the amount of debt that the Issuer, Parent or any other Guarantor is authorized to incur from time to time.
The Issuer will issue the aggregate principal amount of $    million    % Sustainability-Linked Notes due 2033 (the “Sustainability-Linked Notes”) and the aggregate principal amount of $    million   % Notes due 2052 (the “2052 Notes” and, together with the Sustainability-Linked Notes, the “Notes”). The Issuer will issue the Notes only in book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will not be subject to any sinking fund.
The Issuer may, without the consent of the holders of the Notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as the Notes of a particular series. Any such additional debt securities and the Notes of such series will constitute a single series under the Indenture.
Principal, Maturity and Interest
The Sustainability-Linked Notes
The Sustainability-Linked Notes will mature on    , 2033, bear interest at     per annum (the “Initial Rate of Interest”), subject to the increase described under “—Interest Step-Up for Sustainability-Linked Notes” below (as so increased, the “Subsequent Rate of Interest”), and accrue interest from    , 2022 or from the most recent date to which interest has been paid or provided for. Interest will be payable semi-annually in arrears on     and    , beginning on    , 2023 to each person in whose name the Sustainability-Linked Notes are registered at the close of business on     and     (whether or not that date is a business day as that term is defined in the Indenture) immediately preceding the interest payment date. The Issuer will compute interest on the Sustainability-Linked Notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
The 2052 Notes
The 2052 Notes will mature on    , 2052, bear interest at     per annum and accrue interest from    , 2022 or from the most recent date to which interest has been paid or provided for. Interest will be payable semi-annually in arrears on     and    , beginning on    , 2023 to each person in whose name the 2052 Notes are registered at the close of business on     and     (whether or not that date is a business day as that term is defined in the Indenture) immediately preceding the interest payment date. The Issuer will compute interest on the 2052 Notes on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Interest Step-Up for Sustainability-Linked Notes
From and including    , 2028 (the “Interest Rate Step-Up Date”), the interest rate accruing on the Sustainability-Linked Notes shall be increased by an additional 25 basis points (0.25%) per annum unless we notify (the “Satisfaction Notice”) the Trustee in writing on or before the date that is 15 days prior to the Interest Rate Step-Up Date (the “Notification Date”) that in respect of the year ended December 31, 2027 (the “Performance Reference Date”): (A) the Sustainability Performance Target has been satisfied and (B) we have received a related Assurance Letter from the External Verifier verifying the amount of our Scope 1 and Scope 2 Emissions for the Performance Reference Date (an “Assurance Letter”). Subject to any clerical or administrative errors (including any delays resulting therefrom), if as of the Notification Date (x) we fail, or are unable, to provide the Satisfaction Notice, (y) the Sustainability Performance Target has not been satisfied or (z) we have not received an Assurance Letter from the External Verifier verifying the amount of our Scope 1 and Scope 2 Emissions for the Performance Reference Date, the Subsequent Rate of Interest will apply for each interest period from, and including, the Interest Rate Step-Up Date up to, and including, the maturity date of the Sustainability-Linked Notes. The Trustee shall be entitled to rely upon the Satisfaction Notice and shall have no duty to verify if the Sustainability Performance Target has been satisfied. The Trustee shall not be charged with knowledge of any change in the interest rate unless it receives written notification from us detailing such change.
Any satisfaction of the Sustainability Performance Target subsequent to the Notification Date or cessation of satisfaction, or any failure to satisfy the Sustainability Performance Target subsequent to the Notification Date will not result in an adjustment to the interest rate payable on the Sustainability-Linked Notes.
“External Verifier” means a qualified provider of third-party assurance or attestation services appointed by the Parent to review the Parent’s and its Subsidiaries' GHG emissions.
“GHG Protocol” means the World Resources Institute (WRI) / World Business Council for Sustainable Development (WBCSD) Greenhouse Gas (GHG) Protocol Corporate Accounting and Reporting Standard, Revised Edition (2004) and the GHG Protocol Scope 2 Guidance (2015), as such GHG Protocol may be revised, amended or supplemented from time to time. For the avoidance of doubt, in the event an updated version of the GHG Protocol is published, we may elect at our sole option to apply such revised version for the purposes of calculating Scope 1 Emissions and Scope 2 Emissions.
“GHG emissions” means, for any period, the total aggregate amount of Scope 1 Emissions and Scope 2 Emissions as measured in absolute terms, metric tons of carbon dioxide equivalent (CO2e) by us.
“Performance Reference Date” means December 31, 2027.
“Scope 1 Emissions” means, for any period, direct greenhouse gas emissions or equivalent tCO2e emissions as measured in absolute terms attributable to stationary fuel combustion, mobile fuel combustion, fugitive emissions from refrigeration equipment, fire suppression systems, and the manufacturing of electrical equipment, and process emissions from the treatment of wastewater, in accordance with the GHG Protocol.
“Scope 2 Emissions” means, for any period, indirect greenhouse gas emissions or equivalent tCO2e emissions as measured in absolute terms occurring from the consumption of purchased electricity and purchased heat, in accordance with the GHG Protocol.
“Sustainability Performance Target” means attaining our reduction target of 40% in absolute Scope 1 and Scope 2 greenhouse gas emissions (“GHG emissions”) for the year ended on the Performance Reference Date, relative to our 2018 baseline; provided, however, that for purposes of the Sustainability Performance Target and the calculation of GHG emissions, (i) such calculation will be measured based on the performance of the Parent and its Subsidiaries and (ii) the Parent may, at its option, make adjustments to the SPT in the event of significant or structural changes at Eaton (including, but not limited to, acquisitions, divestitures or mergers completed since the issue date by the Parent or its Subsidiaries that individually, or in the aggregate, represent more than 10% of the consolidated assets of the Parent, calculated by reference to the audited consolidated financial statements of the Parent for the fiscal year ended December 31, 2018), KPI methodology changes, changes in data reported due to improved calculation methodologies or better data accessibility or force majeure, extraordinary or exceptional events or circumstances.

Guarantees
Payment of principal, premium, if any, and interest on the Notes will be guaranteed, jointly and severally, on an unsecured unsubordinated basis by the Parent and certain direct and indirect subsidiaries of the Parent. On the issue date, such subsidiaries will consist of Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Industries Unlimited Company, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Capital Unlimited Company, Eaton Controls (Luxembourg) S.à r.l., Eaton Domhanda Unlimited Company, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation, Eaton Technologies (Luxembourg) S.à r.l., Turlock B.V., Wright Line Holding, Inc. and Wright Line LLC (collectively, the “Subsidiary Guarantors”).
Release of guarantees of Subsidiary Guarantors
Any guarantee of the Notes (or a series of Notes) by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:
(a)
the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition, or distribution of such Subsidiary Guarantor to a Person that is not the Parent or one of its Subsidiaries, or a dissolution) resulting in such Subsidiary Guarantor ceasing to be a Subsidiary;

(b)
the merger, amalgamation or consolidation of any Subsidiary Guarantor with and into the Issuer, the Parent or another Subsidiary Guarantor that is the surviving Person in such merger, amalgamation or consolidation;

(c)
the Issuer’s exercise of either of its defeasance options with respect to such series of Notes as described under “—Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture with respect to such series of Notes being discharged in accordance with the terms of the Indenture;

(d)
such time (after giving effect to the guarantee release set forth in this clause (d) and any similar guarantee release provisions governing any other indebtedness) such Subsidiary Guarantor ceases to be a guarantor or issuer of indebtedness of the Parent or any of its subsidiaries, other than (i) the Notes and (ii) other outstanding indebtedness in an aggregate principal amount not exceeding 25% of the Parent and its subsidiaries’ then-outstanding indebtedness (it being understood that any indebtedness under which such Subsidiary Guarantor will be released as a guarantor substantially concurrently with the release of the guarantee of the Notes shall be excluded for purposes of calculating the amount of such Subsidiary Guarantor’s indebtedness under clause (ii) (but not, for the avoidance of doubt, the amount of the Parent and its subsidiaries’ then-outstanding indebtedness)); or

(e)	receipt of the consent of holders holding a majority of the aggregate outstanding principal amount of such series of Notes.
Optional Redemption
The Sustainability-Linked Notes
Prior to    , 2033 (three months prior to their maturity date) (the “SLN Par Call Date”), the Issuer may redeem the Sustainability-Linked Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon (calculated using (i) the Initial Rate of Interest if the redemption date occurs prior to the Interest Rate Step-Up Date and (ii) if the redemption date occurs on or after the Interest Rate Step-Up Date, (A) the Initial Rate of Interest if the Sustainability Performance Target has been satisfied on or prior to such redemption date, as confirmed by the External Verifier or (B) the applicable Subsequent Rate of Interest if the Sustainability Performance Target has not been satisfied on or prior to such redemption date, or if such satisfaction has not been confirmed by the External Verifier) discounted to the redemption date (assuming the Sustainability-Linked Notes matured on the SLN Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Sustainability-Linked Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the SLN Par Call Date, the Issuer may redeem the Sustainability-Linked Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Sustainability-Linked Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
The 2052 Notes
Prior to    , 2052 (six months prior to their maturity date) (the “2052 Notes Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2052 Notes matured on the 2052 Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus   basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2052 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the 2052 Notes Par Call Date, the Issuer may redeem the 2052 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2052 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
General
The Issuer will deliver a notice of redemption electronically or by first class mail (or otherwise in accordance with applicable DTC (as defined below) procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes of the series to be redeemed (with copy to the Trustee).
Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Issuer in accordance with applicable DTC (as defined below) procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.
Any notice to the holders of Notes of a series of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself.
If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by The Depository Trust Company, New York, New York (“DTC”) in accordance with its procedures therefor, in the case of Notes represented by a global security.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
“Par Call Date” means, with respect to the Sustainability-Linked Notes, the SLN Par Call Date and with respect to the 2052 Notes, the 2052 Notes Par Call Date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Trustee shall have no responsibility with respect to the determination of the redemption price of the Notes of any series.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may be required to offer to purchase the Notes as described under the following heading entitled “—Change of Control Offer.” The Issuer may at any time and from time to time purchase the Notes of any series in the open market or otherwise. Any Notes purchased in the open market or otherwise will be cancelled or remain outstanding as instructed in each case by the Issuer.
Change of Control Offer
If a Change of Control Triggering Event (as defined below) occurs with respect to a series of Notes, unless the Issuer has exercised its option to redeem such series of Notes by notifying the noteholders to that effect as described above, the Issuer will be required to make an offer (a “Change of Control Offer”) to each holder of the series of Notes as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes on the terms set forth in such Notes. In a Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to holders of the relevant series of Notes, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such series of Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (a “Change of Control Payment Date”). The notice will, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event with respect to such series of Notes occurring on or prior to the Change of Control Payment Date.

On each Change of Control Payment Date with respect to a series of Notes, the Issuer will, to the extent lawful:
•	accept for payment all Notes or portions of such Notes properly tendered pursuant to the Change of Control Offer;
•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of such Notes properly tendered; and
•
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by the Issuer of the Notes pursuant to the Change of Control Offer have been met.

The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture with respect to such Notes, other than a default in the payment of the Change of Control Payment upon a related Change of Control Triggering Event.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a related Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.
A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the provisions of the Indenture, the Notes and/or the guarantees; provided that such Change of Control Offer may not include the delivery of such consents as a condition precedent.
For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Parent and the assets of its subsidiaries, taken as a whole, to any person, other than the Parent or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the outstanding Voting Stock of the Parent or other Voting Stock into which the Voting Stock of the Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of the Parent. A transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Fitch” means Fitch Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Parent.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Parent or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by Industrial Development Bonds or (ii) which, in the opinion of the board of directors of the Parent, is not of material importance to the total business conducted by the Parent and its Subsidiaries, taken as a whole.
“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons beyond the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Parent (as certified by a resolution of the Parent’s board of directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.
“Rating Event” means the rating on the applicable Notes is lowered by at least two Rating Agencies and such Notes are rated below an Investment Grade Rating on any day during the period (which period will be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the occurrence of a Change of Control or the Parent’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.
“S&P” means S&P Global Ratings, and any successor to its rating agency business.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Parent and the assets of its subsidiaries, taken as a whole, to any person. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Parent and its subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of the Notes may require the Issuer to make a Change of Control Offer.
Limitation on Sale and Leaseback Transactions
Under the terms of the Indenture, the Parent will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Parent or one or more Restricted Subsidiaries, or both) any Principal Property owned by the Parent or any Restricted Subsidiary with the intention of taking back a lease on such property unless:
•	the sale or transfer of property is made within 180 days after the later of the date of
○	the acquisition of such property,
○	the completion of construction of such property, or
○	the commencement of full operation thereof;
•
such lease has a term, including permitted extensions and renewals, of not more than three years, and it is intended that the use by the Parent or such Restricted Subsidiary of the Principal Property covered by such lease will be discontinued on or before the expiration of such term;

•
the amount that the Parent and its Restricted Subsidiaries realize from such sale or transfer, together with the value (as defined) of then outstanding sale and leaseback transactions not otherwise permitted by the Indenture and the outstanding aggregate principal amount of mortgage, pledge or lien indebtedness not otherwise permitted by the Indenture, will not exceed 10% of our Consolidated Net Tangible Assets (as defined); or

•
the Parent or its Restricted Subsidiaries causes an amount equal to the value (as defined) of the Principal Property to be sold or transferred and leased to be applied to the retirement (other than any mandatory retirement) within 180 days of the effective date of such sale and leaseback transaction of either the debt securities or other funded indebtedness which is equal in rank to the debt securities, or both.

These provisions are intended to preserve the Principal Properties of the Parent and to limit its ability to incur leases which effectively constitute indebtedness.
Limitation on Liens
Under the terms of the Indenture, with certain exceptions, the Parent will not, directly or indirectly, and the Parent will not permit any Restricted Subsidiary to, create or assume any mortgage, pledge or other lien of or upon any Principal Property unless all of the Notes of each series are secured by such mortgage, pledge or lien equally and ratably with any and all other obligations and indebtedness thereby secured for so long as any such other obligations and indebtedness will be so secured. Among the exceptions are:
•
the creation of any mortgage or other lien on any of the property of the Parent or property of any Restricted Subsidiary to secure indebtedness incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property; provided that such secured indebtedness is incurred for the purpose of financing all or any part of the acquisition or construction of any such property; and

•	mortgages or liens on any property acquired after the date of the Indenture by the Parent or any Restricted Subsidiary existing at the time of such acquisition.
In addition, the Parent or any Restricted Subsidiary may create or assume any mortgage, pledge, or other lien not otherwise permitted by the Indenture for the purpose of securing indebtedness or other obligations so long as the aggregate of all such indebtedness and other obligations then outstanding, together with the value of all outstanding sale and leaseback transactions not otherwise permitted, will not exceed 10% of Consolidated Net Tangible Assets.
Future Guarantors
The Issuer and Parent will cause any Subsidiary, other than Excluded Persons, that is or becomes, within 30 days of being or becoming, the issuer or co-issuer of, or borrower or guarantor under, indebtedness with an aggregate outstanding principal amount in excess of 25% of the Parent and its Subsidiaries’ then-outstanding indebtedness, to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Subsidiary irrevocably and unconditionally guarantees the Notes on an unsubordinated basis.
Defeasance and Covenant Defeasance
In some circumstances, the Issuer may elect to discharge its obligations on the Notes through defeasance or covenant defeasance. See “Description of Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus for more information about how the Issuer may do this.
Book-Entry System
The Issuer will issue each series of the Notes in the form of one or more fully registered global securities, as described in “Description of Debt Securities—Book-Entry Debt Securities” in the accompanying prospectus. The Issuer will deposit these global securities with, or on behalf of, DTC, and register these securities in the name of DTC’s nominee.
Investors may elect to hold interests in the Notes in global form through either DTC in the United States or Clearstream Banking, S.A., Luxembourg (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V, as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JP Morgan Chase Bank will act as depositary for the Euroclear System (in those capacities, the “U.S. Depositaries”).
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (the “DTC Participants”) deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the Financial Industry Regulatory Authority, Inc. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream, Luxembourg advises that it is organized under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.
The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Notes held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.
The Issuer will issue the Notes of a particular series in definitive certificated form if DTC notifies the Issuer that it is unwilling or unable to continue as depositary for the Notes of such series or DTC ceases to be a clearing agency registered under the Exchange Act and the Issuer does not appoint a successor depositary within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive Note certificates of the related series upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under those Notes. If the Issuer determines at any time that the Notes of a particular series shall no longer be represented by global security certificates, the Issuer will inform DTC of its determination, and DTC will, in turn, notify participants of their right to withdraw their beneficial interests from the related global security certificates. If those participants elect to withdraw their beneficial interests, the Issuer will issue certificates in definitive form in exchange for the beneficial interests in the global security certificates. Any global security certificate, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Note certificates of the related series registered in the names directed by DTC. The Issuer expects that these instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security certificates.
As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Notes represented by these certificates for all purposes under the Notes and the Indenture governing the Notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:
•	will not be entitled to have the Notes represented by these global security certificates registered in their names, and
•
will not be considered to be owners or holders of the global security certificates or any Notes represented by these certificates for any purpose under the Notes or the junior subordinated indenture governing the Notes.

All payments on the Notes represented by the global security certificates and all transfers and deliveries of related Notes will be made to the depositary or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Neither the Issuer nor the Trustee will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. The Issuer will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.
The information in this section concerning DTC, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that the Issuer believes to be reliable, but the Issuer has not attempted to verify the accuracy of this information.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading among Clearstream

Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of Notes received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Notes settled during the processing will be reported to the relevant Euroclear Participant or Clearstream Participant on that business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued or changed at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Notes by holders who purchase Notes at their original issuance in this offering at their “issue price” (i.e., the first price at which a substantial amount of Notes is sold to investors, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement trustees, or wholesalers) and who hold the Notes as capital assets (generally, property held for investment). This discussion is not a complete discussion of all the potential tax consequences that may be relevant to you. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and court decisions, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Notes that, for U.S. federal income tax purposes, is:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships considering an investment in Notes should consult their own tax advisors.
The tax treatment of holders of the Notes may vary depending upon their particular situations. Certain holders, including insurance companies, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, financial institutions, partnerships or other pass-through entities (or investors therein), expatriates, taxpayers subject to the alternative minimum tax, holders whose functional currency is not the U.S. dollar, banks, dealers in securities or currencies, traders in securities or other person subject to a mark-to-market method of accounting with respect to the Notes, and persons holding the Notes as part of a “straddle,” “hedge” or “conversion transaction,” may be subject to special rules not discussed below. This discussion does not address any foreign, state or local taxes or any U.S. federal taxes other than U.S. federal income taxes (such as estate or gift taxes or the Medicare tax on certain investment income) and does not discuss the consequences to you if you are required to accelerate the recognition of gross income with respect to the Notes under Section 451(b) of the Code. No rulings from the Internal Revenue Service (“IRS”) have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained. We urge you to consult your own tax advisors regarding the particular U.S. federal income tax consequences to you of acquiring, holding and disposing of Notes, any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty, as well as possible effects of changes in federal or other tax laws.
Characterization of the Notes
In certain circumstances, we may choose to or be obligated to pay amounts in excess of the stated interest or principal on the Notes (see “Description of Notes — Optional Redemption”, “Description of Notes — Change of Control Offer” and, in the case of the Sustainability-Linked Notes, “Description of the Notes — Principal, Maturity and Interest — Interest Step-Up for Sustainability-Linked Notes). The obligation to make such payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” We intend to take the position that such circumstances are a remote possibility and that the possibility of payments of any such additional amounts described in “— Interest Step-Up for Sustainability-Linked Notes” should not cause the provisions of the U.S. Treasury Regulations relating to contingent payment debt instruments to apply, and therefore we do not intend to treat the Notes as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a Note). Our determination in this regard is not, however, binding on the IRS. The following discussion assumes that the Notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.
U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the Notes.
It is expected, and this discussion assumes, that the Notes will be issued without “original issue discount” for U.S. federal income tax purposes. If, however, the principal amount of the Notes exceeds their issue price by a specified de minimis amount or more, as determined under applicable Treasury Regulations, a U.S. holder will be required to include that excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash attributable to this income.
Stated Interest
Payments of stated interest on a Note will be includible in the gross income of a U.S. holder as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale, Taxable Exchange, Redemption, Retirement, or Other Taxable Disposition of the Notes
Upon a sale, taxable exchange, redemption, retirement, or other taxable disposition of a Note, you generally will recognize gain or loss, if any, equal to the difference between the amount realized upon the sale, taxable exchange, redemption, retirement, or other taxable disposition (other than an amount attributable to accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) and your adjusted tax basis in the Note at that time. Your adjusted tax basis in your Notes generally will equal the amount you paid for the Notes.
Any gain or loss realized on the sale, taxable exchange, redemption, retirement, or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, taxable exchange, redemption, retirement, or other taxable disposition, the Note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
In general, information reporting will apply to certain payments principal of, and of interest on the Notes and to the proceeds from the sale or other disposition (including a redemption or retirement) of a Note paid to you unless you are an exempt recipient. Additionally, backup withholding will apply to such payments or proceeds if you fail to provide a correct taxpayer identification number or certification of exempt status, if you become subject to backup withholding because you previously failed to report full dividend and interest income or if you otherwise fail to comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. If backup withholding applies to you, you generally may use the amounts withheld as a refund or credit against your U.S. federal income tax liability, as long as you timely provide certain information to the IRS. You should consult your personal tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.
Non-U.S. Holders
The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the Notes.

Payments of Interest
Subject to the discussions below under the headings “—Information Reporting and Backup Withholding” and “FATCA Withholding,” interest that we pay to you that is not effectively connected with a U.S. trade or business will not be subject to U.S. federal income tax and withholding of U.S. federal income tax will not be required on that payment if you:
•	are not a “10-percent shareholder” (within the meaning of sections 881(c)(3)(B) and 871(h)(3)(B) of the Code) of the Company;
•	are not a controlled foreign corporation related to us (within the meaning of section 864(d)(4) of the Code);
•	are not a bank receiving interest on a loan entered into in the ordinary course of business within the meaning of section 881(c)(3)(A) of the Code; and
•
certify to us, our paying agent, or the person who would otherwise be required to withhold U.S. federal income tax, generally on IRS Form W-8BEN or W-8BEN-E or applicable substitute form, under penalties of perjury, that you are not a U.S. person for U.S. federal income tax purposes and provide your name and address.

Interest that does not satisfy the foregoing exception will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless:
•
such tax is eliminated or reduced under an applicable United States income tax treaty and the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E establishing such reduction or exemption from withholding tax on interest; or

•
such interest is effectively connected with a U.S. trade or business of the non-U.S. holder and the non-U.S. holder provides a properly executed IRS Form W-8ECI claiming an exemption from withholding tax on such interest.

A non-U.S. holder whose interest income is effectively connected with a U.S. trade or business (and in the case of an applicable treaty, is attributable to a permanent establishment or fixed base maintained in the United States) of the non-U.S. holder will be subject to regular U.S. federal income tax on such interest in generally the same manner as if it were a U.S. holder. A corporate non-U.S. holder may also be subject to an additional U.S. branch profits tax at a rate of 30% on its effectively connected earnings and profits attributable to such interest, subject to adjustments (unless reduced or eliminated by an applicable income tax treaty).
Sale, Taxable Exchange, Redemption, Retirement, or Other Taxable Disposition of the Notes
Subject to the discussion below under the heading “—Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income tax with respect to any gain recognized on a sale, taxable exchange, redemption, retirement, or other taxable disposition of a Note unless:
•
the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base maintained in the United States), in which event such gain will be subject to tax generally in the same manner as described above with respect to effectively connected interest; or

•
you are an individual, who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, in which event the gain (net of certain U.S. source capital loss) will be subject to a 30% U.S. federal income tax, unless an applicable income tax treaty provides otherwise.

Information Reporting and Backup Withholding
Payments of interest on the Notes, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Backup withholding generally will not apply to payments of interest on the Notes if you properly certify that you are not a U.S. person for U.S. federal income tax purposes under penalties of perjury or otherwise establish an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied.
Proceeds from a sale or other disposition (including an exchange, retirement or redemption) of a Note within the United States or conducted through certain United States-related financial intermediaries generally will be subject to information reporting requirements and backup withholding, unless the non-U.S. holder certifies under penalties of perjury as to its foreign status on IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) and certain other conditions are met or such non-U.S. holder otherwise establishes an exemption.
You should consult your own tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you timely furnish the required information to the IRS.
FATCA Withholding
Pursuant to sections 1471 to 1474 of the Code and the Treasury Regulations promulgated thereunder (the provisions commonly known as FATCA), interest paid on the Notes to a foreign financial institution (whether such foreign financial institution is a beneficial owner or an intermediary) may be subject to U.S. federal withholding tax at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. FATCA also generally will impose a similar U.S. federal withholding tax of 30% on interest payments to a non-financial foreign entity (whether such non-financial foreign entity is a beneficial owner or an intermediary) unless such entity provides the withholding agent with (i) a certification that such entity does not have any “substantial United States owners” or (ii) certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. tax authorities. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities. A foreign financial institution or non-financial foreign entity can meet the certification requirements by providing a properly executed applicable IRS Form W-8BEN-E. Under certain circumstances, a U.S. holder or non-U.S. holder might be eligible for refunds or credits of such taxes from the IRS. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA withholding on their investment in the Notes.
The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of the Notes. You should consult your tax advisors concerning the tax consequences of your particular situation.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase, holding and disposition of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as plans (including individual retirement accounts and Keogh plans) that are subject to the prohibited transaction rules under Section 4975 of the Code, and employee benefit plans and arrangements that are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, foreign or other regulations, rules or laws (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of such plans, accounts and arrangements (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or a Plan subject to the prohibited transactions rules under Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the Notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. ERISA Plan fiduciaries must make their own determinations regarding the investment, taking into consideration all of the specific facts and circumstances of the plan and an investment in the Notes.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, of an ERISA Plan who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction may have to be rescinded.
The acquisition and/or holding of Notes by an ERISA Plan with respect to which we or the underwriters or any respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14, for specified transactions determined by independent qualified professional asset managers, PTCE 90-1, for specified transactions involving insurance company pooled separate accounts, PTCE 91-38, for specified transactions involving bank collective investment funds, PTCE 95-60, for specified transactions involving life insurance company general accounts and PTCE 96-23, for specified transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and holding of the Notes by an ERISA Plan with respect to which we or the underwriters, or certain affiliates, are a party in interest or a disqualified person, provided that neither the party in interest or disqualified person, nor certain of its affiliates, have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Notes.

Because of the foregoing, the Notes may not be purchased or held by any person investing “plan assets” of any Plan, unless the purchase, holding and disposition of the Notes will not constitute a non-exempt prohibited transaction under ERISA and the Code or violate any applicable Similar Laws.
Representation and Warranty
Accordingly, by its acceptance of a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes constitutes assets of any Plan or (ii) the purchase, holding and disposition of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.
Each purchaser or transferee that is an ERISA Plan shall be deemed to represent, warrant and agree that (i) none of Eaton, the Company, the Subsidiary Guarantors, the underwriters or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment advice within the meaning of Section 3(21) of ERISA to it or to any fiduciary or other person investing the assets of the ERISA Plan (“Plan Fiduciary”) in connection with its decision to invest in the Notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the ERISA Plan or the Plan Fiduciary in connection with the ERISA Plan’s acquisition of the Notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties and taxes that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering investing in the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be available.
Purchasers and transferees of the Notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the Notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING
BofA Securities, Inc., Deutsche Bank Securities Inc., Loop Capital Markets LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering of the Notes and are acting as representatives of the underwriters named below.
Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name.
Underwriter	Principal Amount of Sustainability-Linked Notes	Principal Amount of 2052 Notes
BofA Securities, Inc.	$	$
Deutsche Bank Securities Inc.
Loop Capital Markets LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Total	$	$
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any Notes.
The underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the public offering price less a concession not to exceed   % of the principal amount of the Notes, in the case of the Sustainability-Linked Notes, and   % of the principal amount of the Notes, in the case of the 2052 Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed   % of the principal amount of the Notes, in the case of the Sustainability-Linked Notes, and   % of the principal amount of the Notes, in the case of the 2052 Notes. If all the Notes are not sold at the initial offering price, the underwriters may change the offering price, concessions and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that Eaton is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).
Paid by Eaton
Per Sustainability-Linked Note	%
Per 2052 Note	%
The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.
In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the- counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We estimate that our total expenses for this offering will be approximately $500,000.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, certain of the underwriters or their respective affiliates are dealers in Eaton’s commercial paper program and/or are lenders under one or more of Eaton’s credit facilities.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Eaton, the Company and the Subsidiary Guarantors have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
It is expected that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the tenth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+5 to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.
Notice to Prospective Investors
European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Each person in the EEA who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Eaton that it and any person on whose behalf it acquires Notes is not a “retail investor” (as defined above).

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offer of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. Accordingly, any person making or intending to make an offer in that Member State of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of Notes shall require Eaton or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither Eaton nor the underwriters have authorised, nor do they authorise, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither Eaton nor the underwriters have authorised, nor do they authorise, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement.
Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither Eaton nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Each person in the UK who receives any communication in respect of, or who acquires any Notes under, the offers to the public contemplated in this prospectus supplement, or to whom the Notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Eaton that it and any person on whose behalf it acquires Notes is not a “retail investor” (as defined above)
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation. Accordingly, any person making or intending to make an offer in the UK of Notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of Notes shall require Eaton or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer. Neither Eaton nor the underwriters have authorised, nor do they authorise, the making of any offer of Notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither Eaton nor the underwriters have authorised, nor do they authorise, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement.
This prospectus supplement is for distribution only to, and is directed only at, persons who are (i) persons having professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons outside the UK, or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person. This prospectus supplement is directed only at Relevant Persons and any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents.
The Notes are not being offered to the public in the UK.
Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Notes is responsible for undertaking its own target market assessment in respect of the Notes and determining the appropriate distribution channels. Neither Eaton nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; where no consideration is or will be given for the transfer; where the transfer is by operation of law; as specified in Section 276(7) of the SFA; or as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), the Issuers have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL OPINIONS
The validity and enforceability of the Notes will be passed upon for us by White & Case LLP, New York, New York. Particular matters with respect to Ohio law will be passed upon for us by Lizbeth L. Wright, Vice President, Chief Counsel – Corporate and Securities and Assistant Secretary of Eaton Corporation. Particular matters with respect to Irish law will be passed upon by McCann FitzGerald. Particular matters with respect to Luxembourg law will be passed upon by White & Case (Luxembourg) S.à r.l. Particular matters with respect to Dutch law will be passed upon by De Brauw Blackstone Westbroek N.V. The validity of the Notes will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP has in the past provided, and may continue to provide, legal services to the Company.
EXPERTS
The consolidated financial statements of Eaton Corporation plc appearing in Eaton Corporation plc’s Annual Report on Form 10-K for the year ended December 31, 2021 and the effectiveness of Eaton Corporation plc’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Eaton Corporation plc
Debt Securities
Guarantees
Preference Shares
Ordinary Shares
Depositary Shares
Warrants
Units
Cooper B-Line, Inc.
Cooper Bussmann, LLC
Cooper Crouse-Hinds, LLC
Cooper Industries Unlimited Company
Cooper Power Systems, LLC
Cooper Wiring Devices, Inc.
Eaton Aeroquip LLC
Eaton Aerospace LLC
Eaton Capital Unlimited Company
Eaton Controls (Luxembourg) S.à r.l.
Eaton Corporation
Eaton Domhanda Unlimited Company
Eaton Electric Holdings LLC
Eaton Hydraulics LLC
Eaton Leasing Corporation
Eaton Technologies (Luxembourg) S.à r.l.
Turlock B.V.
Wright Line LLC
Wright Line Holding, Inc.
Debt Securities
Guarantees
We may offer and sell, from time to time, in one or more offerings, debt securities, guarantees of such debt securities, preference shares, ordinary shares, depositary shares and warrants, as well as units that include any of these securities or securities of other entities. The debt securities, preference shares and warrants may be convertible into or exercisable or exchangeable for ordinary or preference shares or other securities of Eaton Corporation plc (the “Company”) or debt or equity securities of one or more other entities. In addition, Eaton Corporation (“Eaton”), Eaton Capital Unlimited Company (“Eaton Capital”) and/or our other Subsidiary Guarantors (as defined below) may offer and sell, from time to time, in one or more offerings, debt securities or guarantees of our or any of our Subsidiary Guarantor’s debt securities. We, Eaton, Eaton Capital and our other Subsidiary Guarantors may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
The specific terms of any securities to be offered will be described in a prospectus supplement or term sheet. You should read this prospectus and the accompanying prospectus supplement or term sheet carefully before you invest in our securities.
The ordinary shares of the Company are listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “ETN.”
Investments in the securities involve certain risks. See the section titled “Risk Factors” beginning on page 5 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in the securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 15, 2021.

i

ABOUT THIS PROSPECTUS
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, other offering materials or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the following securities in one or more offerings:
•
debt securities (the “debt securities”), which may be either senior or subordinated, unsecured or secured, and which may be guaranteed by Eaton Corporation plc and/or certain subsidiaries of Eaton Corporation plc, which may include Eaton Corporation, Eaton Capital Unlimited Company, Turlock B.V., Eaton Controls (Luxembourg) S.à r.l., Eaton Technologies (Luxembourg) S.à r.l., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Hydraulics LLC, Eaton Leasing Corporation, Wright Line Holding, Inc., Wright Line LLC, Cooper Industries Unlimited Company, Eaton Electric Holdings LLC, Eaton Domhanda Unlimited Company, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Power Systems, LLC, and Cooper Wiring Devices, Inc. (collectively, the “Subsidiary Guarantors” and, together with Eaton Corporation plc, the “Guarantors”);

•	guarantees of debt securities (the “guarantees”);
•	euro deferred shares, A preferred shares, and serial preferred shares of Eaton Corporation plc (the “preference shares”);
•	ordinary shares of Eaton Corporation plc (the “ordinary shares”);
•	depositary shares of Eaton Corporation plc (the “depositary shares”);
•	warrants to purchase debt securities, ordinary shares, or preference shares of Eaton Corporation plc (the “warrants”); or
•
units representing an interest in two or more of the debt securities (including any applicable guarantees), preference shares, ordinary shares, depositary shares and warrants listed above, which may or may not be separable from one another (the “units”).

This prospectus contains a general description of the securities we may offer. Each time we sell or issue securities we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering and the manner in which they may be offered. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. If so, the prospectus supplement or term sheet should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or term sheet, together with additional information described under the heading “Where You Can Find More Information,” before making an investment decision. As used in this prospectus, the terms “we,” “us,” “our,” “the Company” and “our company” refer to Eaton Corporation plc and not to its subsidiaries, unless the context otherwise requires, and “Eaton” refers to Eaton Corporation.

FORWARD LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated into this prospectus by reference contain “forward-looking” statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Eaton Corporation plc does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:
•	projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial measures;
•	goals, intentions and expectations as to future trends, plans, and events;
•	descriptions of anticipated plans or objectives of management for operations, products, or services;
•	forecasts of performance; and
•	assumptions regarding any of the foregoing.
Because these statements involve anticipated events or conditions, forward-looking statements often include words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “forecast,” “guidance,” “may,” “possible,” “potential,” “predict,” “plan,” “project,” “should,” “target,” “will,” “would” or similar expressions.
By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections, and other outcomes described or implied in forward-looking statements will not be achieved. The following important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:
•	unanticipated changes in the markets for the Company’s business segments;
•	unanticipated downturns in business relationships with customers or their purchases from us;
•	the potential effects on our businesses from natural disasters;
•
the availability of credit to customers and suppliers; competitive pressures on sales and pricing; unanticipated changes in the cost of material and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies;

•	unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions;
•	strikes or other labor unrest;
•	the impact of acquisitions and divestitures;
•	unanticipated difficulties integrating acquisitions;
•	new laws and governmental regulations; interest rate changes; tax rate changes or exposure to additional income tax liability;
•	stock market and currency fluctuations;
•	war, civil or political unrest or terrorism;
•	the course of the COVID-19 pandemic and government responses thereto;
•	unanticipated deterioration of economic and financial conditions in the United States and around the world; and

•
other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 which is incorporated by reference herein and any additional risks described in our other filings with the SEC.

Do not unduly rely on forward-looking statements. They represent our expectations about the future and are not guarantees. Forward-looking statements are only as of the date they are made, and, except as required by law, might not be updated to reflect changes as they occur after the forward-looking statements are made. We urge you to review the Company’s filings with the SEC for any updates to our forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Our ordinary shares are listed on the NYSE and information about us also is available there.
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below:
•
Annual Report on Form 10-K for the year ended December 31, 2020 (including the sections incorporated by reference therein from our definitive proxy statement on Schedule 14A filed with the SEC on March 19, 2021).

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.
•	Current Reports on Form 8-K filed with the SEC on February 19, 2021 (Item 5.02 only), March 1, 2021, April 30, 2021 and May 4, 2021.
We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K.
Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.eaton.com. The contents of the website are not incorporated by reference into this prospectus. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Eaton Corporation plc
Eaton House, 30 Pembroke Rd.
Dublin 4, Ireland D04 Y0C2
Attn: Company Secretary
+353 1637 2900

RISK FACTORS
Your investment in the securities involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider whether an investment in the securities is suitable for you. The securities are not an appropriate investment for you if you do not understand the terms of the securities or financial matters generally. In addition, certain factors that may adversely affect the business of Eaton Corporation plc are discussed in our periodic reports referred to in “Where You Can Find More Information” above. For example, our Annual Report on Form 10-K for the year ended December 31, 2020 contains a discussion of significant risks that could be relevant to an investment in the securities. You should not purchase the securities described in this Prospectus unless you understand and know you can bear all of the investment risks involved.

THE COMPANY
Eaton Corporation plc is a power management company with 2020 net sales of $17.9 billion. The Company’s mission is to improve the quality of life and environment through the use of power management technologies and services. The Company provides sustainable solutions that help its customers effectively manage electrical, hydraulic, and mechanical power—more safely, more efficiently and more reliably. As of June 30, 2021, the Company has approximately 85,000 employees in 60 countries and sells products to customers in more than 175 countries.
Our principal executive office is located at Eaton House, 30 Pembroke Rd., Dublin 4, Ireland, D04 Y0C2 and our telephone number is +353 1637 2900.
To find more information about us, please see the sections entitled “Where You Can Find More Information.”

USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or term sheet, we will use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include additions to working capital, acquisitions, or the retirement of existing indebtedness via repayment, redemption, or exchange.

DESCRIPTION OF DEBT SECURITIES
We, Eaton, Eaton Capital or our other Subsidiary Guarantors may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities offered will be described in a prospectus supplement or term sheet. Furthermore, since the terms of specific debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that is inconsistent with the information below.
The debt securities are governed by a document called an “indenture”. An indenture is a contract between us, Eaton and the Guarantors, if applicable, and a financial institution acting as Trustee on your behalf. The Trustee has two main roles. First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf. Second, the Trustee performs certain administrative duties for us.
The debt securities are to be issued under an indenture among us, Eaton, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). A form of the indenture for the debt securities (the “Indenture”) is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the Indenture. Our discussion of the Indenture provisions is only a summary and is not complete. You should read the Indenture, including changes to be filed as part of any supplemental prospectus, for a more complete understanding of the provisions we describe. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Because this section is a summary of the material terms of the Indenture, it does not describe every aspect of the debt securities. This summary is qualified in its entirety by the provisions of the Indenture, including definitions of certain terms used in the Indenture. For example, in this section, we use capitalized words to signify terms that are specifically defined in the Indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the Indenture. We also include references in parentheses to certain sections of the Trust Indenture Act. Whenever we refer to particular sections or defined terms of the Indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement or term sheet.
General
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued by Eaton and be Eaton’s unsecured obligations and will rank equally with all of its other unsecured and unsubordinated indebtedness and will be guaranteed by the Company and/or any Subsidiary Guarantors, if applicable. In the case of debt securities issued by the Company or a Subsidiary Guarantor, such debt securities will be the relevant issuer’s unsecured obligations and will rank equally with all of their other unsecured and unsubordinated indebtedness and will be guaranteed by the Company, Eaton and/or any of the other Subsidiary Guarantors, if applicable. The Company, Eaton and/or a Subsidiary Guarantor that issues debt securities each is referred to herein as an “issuer”. The Company guarantee, the Eaton guarantee and any Subsidiary Guarantor guarantees, as applicable, will rank equally with all of their other unsecured and unsubordinated indebtedness.
Under the Indenture, any debt securities may be issued and offered under this prospectus and the accompanying prospectus supplement or term sheet (“offered debt securities”) or may be issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities (“underlying debt securities”).
With respect to the offered debt securities and any underlying debt securities, you should read the prospectus supplement or term sheet for the following terms and other material terms, which will be established by authority of the issuer’s Board of Directors or pursuant to an officer’s certificate or a supplement to the Indenture before the issuance of the debt securities:
•	the title of the debt securities, whether the securities will be senior or subordinated and the issuer thereof if other than Eaton;
•	the total principal amount of the debt securities and any limit on the total principal amount of debt securities of each series;
•	the date or dates when the principal of the debt securities will be payable or the method by which such date or dates will be determined or extended;
•
the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or the method by which such rate or rates will be determined, the date or dates from which any interest will accrue, or the method by which such date or dates will be determined, the interest payment dates, the record dates for such payments, if any, or how such date or dates will be determined and the basis upon which interest will be calculated, if other than that of a 360-day year or twelve 30-day months;
•
whether the amount of payments of principal of (or premium, if any), or interest on, the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more Currencies, commodities, equity indices or other indices) and how such amounts will be determined;

•	any optional redemption provisions;
•	if debt securities are not guaranteed by the Company and any modifications to such guarantee;
•
whether debt securities are guaranteed by any Subsidiary Guarantors and/or the Company, as applicable, and any deletions from, modifications to, or additions to such guarantees, Events of Default or covenants with respect to such guarantees;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•	if other than U.S. dollars, the Currency or Currencies in which the debt securities are denominated and/or payable;
•	if other than denominations of $2,000 and integral multiples of $1,000 thereafter in the case of Registered Securities, the denominations in which the offered debt securities will be issued;
•
if not the principal amount of the debt securities, the portion of the principal amount at which the debt securities will be issued and, if not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

•
the form of the debt securities, if other than a registered global note, including whether the debt securities are to be issuable in permanent or temporary global form, as Registered Securities, Bearer Securities or both, any restrictions on the offer, sale or delivery of Bearer Securities, and the terms, if any, upon which you may exchange Bearer Securities for Registered Securities and vice versa (if permitted by applicable laws and regulations);

•	any modifications or additions to the provisions of Article Fourteen of the Indenture described below under “—Defeasance and Covenant Defeasance” if that Article is applicable to the debt securities;
•	any changes or additions to the Events of Default or our covenants with respect to the debt securities;
•
the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion, and/or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

•
whether the issuer or a holder may elect payment of the principal or interest in one or more Currencies other than that in which such debt securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of determining the exchange rate between the Currency or Currencies in which they are stated to be payable and the Currency or Currencies in which they are to be so payable;

•	if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;
•	the designation of the initial Exchange Rate Agent, if applicable;
•
the Person to whom any interest on any Registered Security of the series will be payable, if other than the registered holder as of the close of business on the Regular Record Date, the manner in which, or the Person to whom, any interest on any Bearer Security of the series will be payable, if not upon presentation and surrender of the coupons relating to the Bearer Security as they mature, and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid if not in the manner provided in the Indenture;

•
whether and under what circumstances the issuer will pay additional amounts as contemplated under the Indenture (“Additional Amounts”) in respect of any tax, assessment, or governmental charge and, if so, whether the issuer will have the option to redeem the debt securities rather than pay the Additional Amounts (and the terms of any such option);

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;
•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;
•	in the case of convertible securities, any terms by which they may be convertible into ordinary shares;
•	if the issuer issues the debt securities in definitive form, the terms and conditions under which definitive securities will be issued;
•	if the issuer issues the debt securities upon the exercise of warrants, the time, manner, and place for them to be authenticated and delivered;
•	the manner for paying principal and interest and the manner for transferring the debt securities; and
•	any other terms of the debt securities that are consistent with the requirements of the Trust Indenture Act.
For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest on debt securities will include Additional Amounts if required by the terms of the debt securities.
The Indenture does not limit the amount of debt securities that the issuer is authorized to issue from time to time. When a single Trustee is acting for all debt securities issued under the Indenture, those Securities are called the “Indenture Securities.” The Indenture also provides that there may be more than one Trustee thereunder, each for a series of Indenture Securities. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term “Indenture Securities” means the series of debt securities for which each respective Trustee is acting. If there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee will apply only to the Indenture Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Indenture Securities for which each Trustee is acting would be treated as if issued under separate indentures.
The Indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
The issuer may issue Indenture Securities with terms different from those of Indenture Securities already issued. Without the consent of the holders thereof, the issuer may reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of that series unless the reopening was restricted when that series was created.
There is no requirement that the issuer issue debt securities in the future under the Indenture, and the issuer may use other indentures or documentation containing different provisions in connection with future issues of such other debt securities.
We and/or an issuer, as applicable, may issue the debt securities as “original issue discount securities”, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe Irish tax and/or United States federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement or term sheet relating to them.
Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars. If any series of debt securities is sold for, payable in or denominated in one or more foreign Currencies, the issuer will specify applicable restrictions, elections, tax consequences, specific terms and other information in the applicable prospectus supplement or term sheet. For further information regarding foreign currency debt securities, see “—Foreign Currency Risk— Fluctuations and Controls” below.
Payment of the purchase price of the debt securities must be made in immediately available funds.

As used in this prospectus, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation, or executive order to close in The City of New York; provided, however, that, with respect to foreign currency debt securities, the day is also not a day on which commercial banks are authorized or required by law, regulation, or executive order to close in the Principal Financial Center of the country issuing the specified currency (or, if the specified currency is the euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); and provided further that, with respect to debt securities as to which LIBOR is an applicable interest rate basis, the day is also a London Business Day.
“London Business Day” means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.
“Principal Financial Center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term “Principal Financial Center” means the following cities in the case of the following currencies:
Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich
and in the event the LIBOR Currency is euro, the “Principal Financial Center” is London.
“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.
The authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000, subject to a minimum denomination of $2,000. The authorized denominations of foreign currency debt securities will be set forth in the applicable prospectus supplement or term sheet.
Ranking
The debt securities, unless otherwise more fully described in a related prospectus supplement or term sheet, will be:
•	the unsecured unsubordinated obligations of the issuer and will rank equally with all of the issuer’s other unsecured unsubordinated indebtedness;
•	effectively subordinated to any existing or future secured obligations of the issuer, to the extent of the value of the collateral securing such obligations;
•	senior in right of payment to any obligations of the issuer, that are by their terms expressly subordinated or junior in right of payment to the debt securities; and
•	structurally subordinated to the obligations of the subsidiaries of the issuer that do not guarantee the debt securities.
As more fully described in a related prospectus supplement or term sheet, in the case of debt securities issued by the Company or a Subsidiary Guarantor, such debt securities will be the relevant issuer’s unsecured obligations and will rank equally with all of their other unsecured and unsubordinated indebtedness and may be guaranteed by the Company, Eaton and/or any of the other Subsidiary Guarantors, if applicable. The guarantees of the debt securities, unless otherwise more fully described in a related prospectus supplement or term sheet:
•	will be the unsubordinated obligations of each Guarantor;
•	will rank equally in right of payment with any existing and future unsubordinated indebtedness of each Guarantor;
•	will be senior in right of payment to any obligations of each Guarantor that are by their terms expressly subordinated or junior in right of payment to the guarantees of the debt securities; and

•	will be effectively subordinated to any existing or future secured obligations of each Guarantor, to the extent of the value of the collateral securing such obligations.
Guarantees
Payment of principal of, premium, if any, and interest, and Additional Interest, if any, on the debt securities may be guaranteed, on an unsecured, unsubordinated basis by us and/or certain of our subsidiaries. Each guarantee will be full and unconditional and joint and several. As more fully described in a related prospectus supplement or term sheet, in the case of debt securities issued by the Company or a Subsidiary Guarantor, the Eaton guarantee and any Subsidiary Guarantors guarantee securities will be Eaton’s and the relevant Subsidiary Guarantor’s unsecured obligations and will rank equally with all of their other unsecured and unsubordinated indebtedness. The Company directly or indirectly owns 100% of Eaton and the other Guarantors.
As described in the applicable prospectus supplement or term sheet, the debt securities may be guaranteed by the Company, Eaton, and/or the Guarantors. In addition, unless described otherwise in the related prospectus supplement or term sheet, we will cause any Subsidiary, other than Excluded Persons, that is or becomes, within 30 days of being or becoming, the issuer or co-issuer of, or borrower or guarantor under, any series of debt securities or any syndicated credit facility or to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Subsidiary or such person irrevocably and unconditionally guarantees the debt securities on an unsecured, unsubordinated basis.
The obligations of each Guarantor under its guarantee of the debt securities will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law; this limitation, however, may not be effective to prevent such guarantee from constituting a fraudulent conveyance.
Any guarantee of the debt securities by a Guarantor that is a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:
a.
the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition, or distribution of such Guarantor to a Person that is not Eaton or one of its Subsidiaries, or a dissolution) resulting in such Guarantor ceasing to be a Subsidiary;

b.	the merger, amalgamation or consolidation of any Guarantor with and into Eaton, the Company or another Guarantor that is the surviving Person in such merger, amalgamation or consolidation;
c.
upon the issuer’s exerise of either of its defeasance options with respect to such debt securities as described under “—Defeasance and Covenant Defeasance” or the issuer’s obligations under the Indenture with respect to the debt securities being discharged in accordance with the terms of the Indenture;

d.
to the extent such Guarantor does not remain an issuer or co-issuer of or borrower or guarantor under any U.S. debt securities or U.S. syndicated credit facilities, such Guarantor becoming an Excluded Person;

e.
in the event of a release or discharge of the guarantee by, or direct obligation of, such Guarantor of its obligations under any series of debt securities or any syndicated credit facility which resulted in such Guarantor being required to guarantee the debt securities, except a discharge or release by or as a result of payment in connection with the enforcement of remedies under such guarantee or direct obligation; or

f.	with the consent of holders holding the requisite percentage of such series of debt securities pursuant to the terms of the Indenture.
Any guarantee of the debt securities by a direct or indirect parent of Eaton (other than the Company) shall provide by its terms that it shall be automatically and unconditionally released and discharged, to the extent such Guarantor does not remain an issuer or co-issuer of or borrower or guarantor under any debt securities or syndicated credit facilities, if, at any time after becoming a Guarantor:
a.	such Guarantor becomes prohibited by any applicable law, rule or regulation binding on such Guarantor or its properties from guaranteeing the obligations under the Indenture;
b.
upon the issuer’s exerise of its covenant defeasance option with respect to such debt securities as described under “—Defeasance and Covenant Defeasance—Covenant Defeasance” or the issuer’s obligations under the Indenture with respect to the debt securities being discharged in accordance with the terms of the Indenture;

c.	with the consent of holders holding the requisite percentage of such series of debt securities pursuant to the terms of the Indenture; or
d.	remaining a Guarantor would, in our reasonable determination, result in material adverse tax consequences to Eaton or any of its Subsidiaries.
The Indenture does not contain any release provisions for guarantees of debt securities by the Company, if applicable.
Optional Redemption, Repayment and Repurchase
The prospectus supplement or term sheet for a debt security will indicate whether the issuer will have the option to redeem the debt security before the stated maturity and the price and date or dates on which redemption may occur. If the issuer is allowed to redeem a debt security, the issuer may exercise the option by notifying the Trustee and the paying agent at least 15 days prior to the redemption date (or such earlier time as may be agreed to by the Trustee). Unless described otherwise in the related prospectus supplement or term sheet, at least ten but not more than 60 days before the redemption date, we, or at our request, the Trustee, will mail or, in the case of global securities, electronically deliver, notice of redemption to the holders. If a debt security is only redeemed in part, the issuer will issue a new debt security or debt securities for the unredeemed portion.
The prospectus supplement or term sheet relating to a debt security will also indicate whether you will have the option to elect repayment by us prior to the stated maturity and the price and the date or dates on which repayment may occur.
For a debt security to be repaid at your election, the paying agent must receive, at least 30 but not more than 45 days prior to an optional repayment date, if, in certificated form, such debt security with the form entitled “Option to Elect Repayment” on the reverse of the debt security duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority (“FINRA”) or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the debt security and the form entitled “Option to Elect Repayment” will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a debt security for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the debt security, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your debt security will be cancelled, and the issuer will issue a new debt security or debt securities for the remaining amount.
The Depository Trust Company or its nominee will be the holder of each global security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a global security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold your interest to notify The Depository Trust Company. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.
Regardless of anything in this prospectus, if a debt security is an OID Note (as defined below) (other than an Indexed Note), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the debt security that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.
Regardless of anything in this prospectus, if a debt security is an OID Note (as defined below) (other than an Indexed Note), the amount payable in the event of acceleration shall be the portion of principal amount specified in the terms of that series of notes to be due and payable immediately.
The issuer may at any time purchase debt securities at any price in the open market or otherwise. The issuer may hold, resell, or surrender for cancellation any debt securities that the issuer purchases.

Conversion and Exchange
If you may convert or exchange debt securities for other Securities, the prospectus supplement or term sheet will explain the terms and conditions of such conversion or exchange, including:
•	the conversion price or exchange ratio (or the calculation method);
•	the conversion or exchange period (or how such period will be determined);
•	if conversion or exchange will be mandatory, at your option or at our option;
•	provisions for adjustment of the conversion price or the exchange ratio; and
•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.
The terms may also include provisions under which the number or amount of other Securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other Securities as of a time stated in the prospectus supplement or term sheet.
Issuance of Securities in Registered Form
The issuer may issue the debt securities in registered form, in which case the issuer will issue them in book-entry form only. Debt securities issued in book-entry form will be represented by global securities. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders. The issuer will issue registered debt securities in book-entry form only, unless the issuer specifies otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary. Financial institutions that participate in the depositary’s book-entry system will hold beneficial interests in the debt securities held by or on behalf of the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, the issuer will recognize only the depositary or its nominee as the holder of the debt securities and the issuer will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities or the indenture.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through an indirect participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.
Legal Holders. An issuer’s obligations, as well as the obligations of the trustee and those of any third parties employed by such issuer or the trustee, run only to the legal holders of the debt securities. The issuer does not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because the issuer is issuing the debt securities only in book-entry form.
For example, once the issuer makes a payment or gives a notice to the holder, the issuer has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if the issuer wants to obtain the approval of the holders for any purpose (for example, to amend the Indenture or to relieve such issuer of the consequences of a default or of the issuer’s obligation to comply with a particular provision of the Indenture), the issuer would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement, or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the indirect holders’ consent, if ever required;
•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Interest and Interest Rates
General
Each debt security will begin to accrue interest from the date it is originally issued or from a specified date. The related prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note, or an Indexed Note and set forth the interest rate or describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.
A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a debt security that combines fixed and floating rate terms.
Each interest payment on a debt security will include interest accrued from, and including, the issue date, a specified date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date or the Maturity Date (as defined below), as the case may be.
Fixed Rate Notes
The prospectus supplement or term sheet for debt securities with a fixed interest rate (“Fixed Rate Notes”) will specify a fixed interest rate payable semiannually in arrears on dates specified in such prospectus supplement or term sheet (each, with respect to Fixed Rate Notes, an “Interest Payment Date”). Unless otherwise specified in a prospectus supplement or term sheet, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date on the payment so deferred. Interest on Fixed Rate Notes will be paid to holders of record as of the close of business on the Regular Record Date. Unless otherwise specified in a prospectus supplement or term sheet, a “Regular Record Date” will be the 15th calendar day (whether or not a Business Day) preceding the applicable Interest Payment Date.
Original Issue Discount Notes
An issuer may issue OID Notes (including zero coupon debt securities), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the Note and is paid on the Maturity Date. Upon a redemption, repayment, or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under “—Optional Redemption, Repayment and Repurchase.” This amount normally is less than the amount payable on the stated maturity date.
Amortizing Notes
An issuer may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt security (“Amortizing Notes”). Payments on

Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.
Floating Rate Notes
Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a “Floating Rate Note.” That basis or formula may be based on:
•	the CD Rate;
•	the Commercial Paper Rate;
•	LIBOR;
•	EURIBOR;
•	the Federal Funds Rate;
•	the Prime Rate;
•	the Treasury Rate;
•	the CMT Rate;
•	the Eleventh District Cost of Funds Rate; or
•	another negotiated interest rate basis or formula.
The prospectus supplement or term sheet will also indicate any Spread and/or Spread Multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
The issuer will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. The calculation agent for each Floating Rate Note will be indicated in the applicable prospectus supplement or term sheet.
Unless otherwise specified in a prospectus supplement or term sheet, the “Calculation Date,” if applicable, relating to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.
Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date (as defined below) for the Floating Rate Note.
Change of Interest Rate. The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually, or on some other specified basis. This period is an “Interest Reset Period” and the first day of each Interest Reset Period is an “Interest Reset Date.” Unless otherwise specified in a prospectus supplement or term sheet, the Interest Reset Date will be:
•	for Notes with interest that resets daily, each Business Day;
•	for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;
•	for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;
•	for Notes with interest that resets monthly, the third Wednesday of each month;
•	for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;
•	for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and
•	for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

The related prospectus supplement or term sheet will describe the initial interest rate or interest rate formula on each Note. That rate will be effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.
Date Interest Rate Is Determined. The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).
The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.
The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.
The Interest Determination Date for all Commercial Paper Rate, Federal Funds Rate and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.
The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.
The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.
Payment of Interest. Unless otherwise specified in a prospectus supplement or term sheet, interest is paid as follows:
•	for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;
•	for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;
•	for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;
•
for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an “Interest Payment Date”); and

•	at maturity, redemption or repayment.
Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record as of the close of business on the Regular Record Date, which is the 15th day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day then the Interest Payment Date will be postponed to the next Business Day. However, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note due on that date will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date on the payment so deferred.

Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).
CD Rate Notes. The “CD Rate” for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, for that Interest Determination Date under the heading “CDs (secondary market).” The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.
The following procedures will be followed if the CD Rate cannot be determined as described above:
•
If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable U.S. dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).”

•
If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or underwriter or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The issuer will select and identify the three dealers referred to above.

•
If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date, provided, that if the initial interest rate is in effect on such Interest Determination Date, it will remain in effect for the new Interest Reset Period.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.
“H.15 Daily Update” means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.
Commercial Paper Rate Notes. The “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Commercial Paper—Nonfinancial.”
The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:
•
If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper—Nonfinancial.”

•
If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or underwriter or its affiliates) as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating organization. The issuer will select and identify the three dealers referred to above.

•
If fewer than three dealers selected by the issuer are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date, provided, that if the initial interest rate is in effect on such Interest Determination Date, it will remain in effect for the new Interest Reset Period.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
Money Market Yield =	D x 360	x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the reset period for which interest is being calculated.
LIBOR Notes. The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such prospectus supplement or term sheet as such rate is displayed on Reuters (or any successor service nominated by the ICE Benchmark Administration Limited or any successor thereto) on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) (or Bloomberg L.P.’s page “BBAM” or any other page as may replace such page on such service, any successor service or such other service as may be nominated as the information vendor for the purpose of displaying rates or prices comparable to LIBOR for the designated LIBOR Currency) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.
The following procedure will be followed if LIBOR cannot be determined as described above:
•
The calculation agent shall request the principal London offices of each of four major reference banks (which may include an agent or underwriter or its affiliates) in the London interbank market, as selected and identified by the issuer, to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time described in the prospectus supplement or term sheet. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include an agent or underwriter or its affiliates) in such Principal Financial Center selected and identified by the issuer for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable prospectus supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time described in the applicable prospectus supplement or term sheet; provided, however, that if the banks so selected by the issuer are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date, provided, that if the initial interest rate is in effect on such LIBOR Interest Determination Date, it will remain in effect for the new Interest Reset Period.

“LIBOR Currency” means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.
EURIBOR Notes. The “EURIBOR” for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR01 (or any other page as may replace that page on that service) as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.
The following procedure will be followed if EURIBOR cannot be determined as described above:
•
EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market (which may include an agent or underwriter or its affiliates) selected and identified by the issuer: euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount at the time described in the applicable prospectus supplement or term sheet. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

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If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone (which may include an agent or underwriter or its affiliates selected and identified by the issuer: loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time described in the applicable prospectus supplement or term sheet.

•
If fewer than three banks selected by the issuer are quoting as described above, EURIBOR determined as of such EURIBOR Interest Determination Date will be EURIBOR in effect on such EURIBOR Interest Determination Date, provided that if the initial interest rate is in effect on such EURIBOR Interest Determination Date, it will remain in effect for the new Interest Reset Period.

Federal Funds Rate Notes. The “Federal Funds Rate” will be calculated by reference to either the “Federal Funds (Effective) Rate,” the “Federal Funds Open Rate” or the “Federal Funds Target Rate,” as specified in the applicable prospectus supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a “Federal Funds Rate Interest Determination Date”), in accordance with the following provisions:
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If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for U.S. dollar federal funds as published in H.15(519) opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).”

•
The following procedure will be followed if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include an agent or underwriter or its affiliates) selected and identified by the issuer prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the issuer are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such Federal Funds Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.
•
If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Federal Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

•
The following procedure will be followed if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the issuer and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include an agent or underwriter or its affiliates) selected and identified by the issuer prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such Federal Funds Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.

•
If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=“).

•
The following procedure will be followed if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents, underwriters or their affiliates) selected and identified by the issuer prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the issuer are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such Federal Funds Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.

Prime Rate Notes. The “Prime Rate” for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.”
The following procedures will be followed if the Prime Rate cannot be determined as described above:
•
If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime

Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1 Page” as that bank’s prime rate or base lending rate in effect as of 11:00 a.m., New York City time on that Interest Determination Date.
•
If fewer than four rates appear on the Reuters Page USPRIME1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent, underwriter or its affiliates, in The City of New York selected and identified by the issuer.

•
If the banks selected by the issuer are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date, provided, that if the initial interest rate is in effect on such Interest Determination Date, it will remain in effect for the new Interest Reset Period.

“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.
Treasury Rate Notes. The “Treasury Rate” for any Interest Determination Date is the rate from the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in such prospectus supplement or term sheet under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related calculation date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15(519) under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such Treasury Rate Interest Determination Date of such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).” If such rate is not yet published in the H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include an agent or underwriter or its affiliates) selected and identified by the issuer for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement or term sheet; provided, however, that if the dealers so selected by the issuer are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such Treasury Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.
The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
bond equivalent yield =	D x N	x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

CMT Rate Notes. The “CMT Rate” for any Interest Determination Date is as follows:
•
If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date.

•
If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption “Treasury constant maturities.”

•
If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the issuer determines to be comparable to the rate that would otherwise have been published in H.15(519).

•
If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents, underwriters or their affiliates) (each, a “reference dealer”) selected and identified by the issuer from five such reference dealers selected and identified by the issuer and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time described in the applicable prospectus supplement or term sheet. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected and identified by the issuer from five such reference dealers selected and identified by the issuer and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time described in the applicable prospectus supplement or term sheet. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such CMT Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.

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If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

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If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities.”

•
If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

•
If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable prospectus supplement or term sheet for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected and identified by the issuer from five such reference dealers selected and identified by the issuer and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time as described in the applicable prospectus supplement or term sheet. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected and identified by the issuer from five such reference dealers selected and identified by the issuer and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time as described in the applicable prospectus supplement or term sheet. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated;

provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date, provided, that if the initial interest rate is in effect on such CMT Rate Interest Determination Date, it will remain in effect for the new Interest Reset Period.
Eleventh District Cost of Funds Rate Notes. The “Eleventh District Cost of Funds Rate” for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 a.m., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption “11th District.”
The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:
•
If the rate is not displayed on the relevant page as of 11:00 a.m., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

•
If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date, provided, that if the initial interest rate is in effect on such Interest Determination Date, it will remain in effect for the new Interest Reset Period.

Indexed Notes
We or another issuer may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which are called “Indexed Notes,” are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.
If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note’s face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by the issuer or another issuer, as applicable at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional Irish tax and/or United States federal income tax considerations.
Renewable Notes
We or another issuer may issue debt securities, which are called “Renewable Notes,” that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet. In addition, the issuer may issue debt securities whose stated maturity date may be extended at the option of the holder for one or more periods, as more fully described in the prospectus supplement or term sheet relating to such securities.
The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the Maturity Date cannot be renewed.

If a Renewable Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee. Specific information pertaining to Irish tax and/or United States federal income tax considerations for Renewable Notes will be described in an applicable prospectus supplement or term sheet.
Extendible Notes
We or another issuer may issue debt securities, which are called “Extendible Notes,” whose stated Maturity Date may be extended at the issuer’s option for one or more whole-year periods (each, an “Extension Period”), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet.
The issuer may exercise its option to extend the Extendible Notes by notifying the applicable trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective Maturity Date. If the issuers elect to extend the Extendible Notes, the trustee (or paying agent) will mail or deliver electronically in the case of global securities (at least 40 days prior to the Maturity Date) to the registered holder of the Extendible Notes a notice (an “Extension Notice”) informing the holders of the issuer’s election, the new Maturity Date and any updated terms. Upon the giving of the Extension Notice, the maturity of the Extendible Notes will be extended automatically as set forth in the Extension Notice.
However, the relevant issuer may, not later than 20 days prior to the Maturity Date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at the issuer’s option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable trustee (or paying agent) to mail or deliver electronically in the case of global securities notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holders of the Notes. The notice will be irrevocable.
If the issuers elect to extend the maturity of Extendible Notes, the holders of the Notes will have the option to instead elect repayment of the Notes by an issuer on the Maturity Date in effect prior to such extension, at a price equal to the principal amount thereof, plus interest accrued to such date. In order for an Extendible Note to be so repaid on the Maturity Date, the relevant issuer must receive, at least 25 days but not more than 35 days prior to the Maturity Date:
(1)	the Extendible Note with the form “Option to Elect Repayment” on the reverse of the Note duly completed; or
(2)
a facsimile transmission or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Note, will be received by the applicable trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission or letter; provided, however, that the facsimile transmission or letter will only be effective if the Note and form duly completed are received by the applicable trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

If an Extendible Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee. Specific information pertaining to Irish tax and/or United States federal income tax considerations for the Extendible Notes will be described in an applicable prospectus supplement or term sheet.
Additional Mechanics
Form, Exchange and Transfer
We and/or an issuer, as applicable, may issue debt securities as follows:
•	as Registered Securities;
•	as Bearer Securities (with interest coupons attached unless otherwise stated in the prospectus supplement or term sheet);
•	as both Registered Securities and Bearer Securities;
•	in denominations that are even multiples of $2,000 and $1,000 thereafter for Registered Securities and even multiples of $5,000 for Bearer Securities; or
•	in global form. See “—Global Securities.”
You may have your Registered Securities separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” If provided in the prospectus supplement or term sheet, you may exchange your Bearer Securities with all unmatured coupons, except as provided below, and all matured coupons which are in default for Registered Securities of the same series as long as the total principal amount is not changed. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant interest payment dates will be surrendered without the coupon relating to such interest payment dates. Interest will not be payable in respect of the Registered Security issued in exchange for that Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless we or another issuer specify otherwise in the prospectus supplement or term sheet, we or such issuer or issuers will not issue Bearer Securities in exchange for Registered Securities.
You may transfer Registered Securities of a series and you may exchange debt securities of a series at the designated corporate trust office or agency of the Trustee. The Trustee will act as an issuer’s agent for registering Registered Securities in the names of holders and transferring debt securities. The issuer may designate someone else to perform this function. Whoever maintains the list of registered holders is called the “Security Registrar.” The Security Registrar also will perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the Security Registrar is satisfied with your proof of ownership.
If the issuer designates additional transfer agents, the issuer will name them in the accompanying prospectus supplement or term sheet. The issuer may cancel the designation of any particular transfer agent. The issuer may also approve a change in the office through which any transfer agent acts.
If the issuer redeems less than all of the Securities of a redeemable series, the issuer may block the transfer or exchange of Securities during the period beginning 15 days before the day the gives mails the notice of redemption or publishes the notice (in the case of Bearer Securities) and ending on the day of that giving or publication, as the case may be, in order to freeze the list of holders to prepare the giving or publishing. The issuer may also decline to register transfers or exchanges of debt securities selected for redemption, except that the issuer will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If the offered debt securities are redeemable, the issuer will describe the procedures for redemption in the accompanying prospectus supplement or term sheet.
Any Bearer Security, including any debt security that is exchangeable for a Bearer Security or that is in global form and is either a Bearer Security or exchangeable for Bearer Securities, will not be mailed or otherwise delivered to any location in the United States (as defined under “Limitations on Issuance of Bearer Securities”). A Bearer Security, other than temporary global debt securities and Bearer Securities that satisfy the requirements of United

States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii), may not be delivered in definitive form, and no interest will be paid on them, unless the person entitled to receive it furnishes written certification of the beneficial ownership of the Bearer Security, as required by Treasury Regulation Sections 1.163-5(c)(2)(i)(D)(3)(i) or an electronic certificate described in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). For Bearer Securities issued in permanent global form, certification must be given in connection with notation of a beneficial owner’s interest in it upon the original issuance of the debt security. See “Limitations on Issuance of Bearer Securities.”
Each Bearer Security, other than a temporary global Bearer Security, and any coupon attached thereto, will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”
In this “Additional Mechanics” section of this prospectus, “you” means direct holders and not indirect holders of debt securities.
Payment and Paying Agents
The issuer will pay interest to you, if you are listed in the Trustee’s records as the owner of your debt security at the close of business on a particular day in advance of each due date for interest on your debt security. Interest will be paid to you if you are listed as the owner even if you no longer own the debt security on the interest due date. That particular day is called the “Regular Record Date” and is defined in the prospectus supplement or term sheet. Persons who are listed in the Trustee’s records as the owners of debt securities at the close of business on a particular day are referred to as “holders.” Holders buying and selling debt securities must work out between themselves the appropriate purchase price since the issuer will pay all the interest for an interest period to the holders on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.
The issuer will deposit interest, principal, and any other money due on the debt securities with the Paying Agent that the issuer names in the prospectus supplement or term sheet.
If you plan to have a bank or brokerage firm hold your securities, you should ask them for information on how you will receive payments.
If the issuer issues Bearer Securities, unless the issuer provides otherwise in the prospectus supplement or term sheet, the issuer will maintain an office or agency outside the United States for the payment of all amounts due on the Bearer Securities. If the issuer lists the debt securities on any stock exchange located outside the United States, the issuer will maintain an office or agency for those debt securities in any city located outside the United States required by that stock exchange. The issuer will specify the initial locations of such offices and agencies in the prospectus supplement or term sheet. Unless otherwise provided in the prospectus supplement or term sheet, the issuer will make payment of interest on any Bearer Securities on or before Maturity only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement or term sheet, the issuer will not make payment with respect to any Bearer Security at any of its offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, the issuer will make payments of principal of (and premium, if any) and interest on Bearer Securities payable in U.S. dollars at the office of its Paying Agent in The City of New York if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.
The issuer may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.
Events of Default
You will have special rights if an Event of Default occurs as to the debt securities of your series which is not cured, as described later in this subsection. Please refer to the prospectus supplement or term sheet for information about any changes to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
What Is an Event of Default? The term “Event of Default” as to the debt securities of your series means any of the following:
•	the issuer does not pay the principal of (or premium, if any) on a debt security of such series on its due date;

•	the issuer does not pay interest on a debt security of such series within 30 days of its due date;
•	the issuer does not make or satisfy any sinking fund payment in respect of debt securities of such series within 30 days of its due date;
•
we and/or an issuer remains in breach of a covenant in respect of debt securities of such series for 90 days after we or the relevant issuer receives a written notice of default stating we or such issuer is in breach. The notice must be sent by either the Trustee or holders of 30% of the principal amount of debt securities of such series;

•
the guarantees of the debt securities of any series by the Company, Eaton, or any Subsidiary that is a Significant Subsidiary (or group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be, or is asserted by us or any of the foregoing not to be, in full force and effect or enforceable in accordance with its terms, other than by reason of the termination of the Indenture or the release of any such guarantee in accordance with the Indenture;

•
we or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) files for bankruptcy, or certain other events in bankruptcy, insolvency, or reorganization occur; or

•	there occurs any other Event of Default as to debt securities of the series described in the prospectus supplement or term sheet.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture.
The Trustee may withhold notice to the holders of debt securities of a particular series of any default if it considers its withholding of notice to be in the interest of the holders of that series, except that the Trustee may not withhold notice if the default is in the payment of principal of (or premium, if any), or interest on, the debt securities.
Remedies if an Event of Default Occurs. If an Event of Default has occurred and we or an issuer has not cured it, the Trustee or the holders of 30% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable by notifying the relevant issuer (and the Trustee, if the holders give notice) in writing. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series by notifying the relevant issuer (and the Trustee) in writing.
Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the Trustee security or indemnity against costs, expenses and liability satisfactory to the Trustee (called an “indemnity”). If satisfactory indemnity is provided, the holders of a majority in principal amount of the Outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interest relating to the debt securities, the following must occur:
•	you must give the Trustee written notice that an Event of Default has occurred and remains uncured;
•
the holders of 30% in principal amount of all of the debt securities of the relevant series must make a written request that the Trustee take action because of the default and must offer indemnity satisfactory to the Trustee against the cost, expenses and liabilities of taking that action;

•	the Trustee must not have instituted a proceeding for 60 days after receipt of the above notice and offer of indemnity; and
•	the holders of a majority in principal amount of the debt securities must not have given the Trustee a direction inconsistent with the above notice during such 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than the following:
•	the payment of principal of, any premium, interest or Additional Amounts on any debt security or related coupon; or
•	in respect of a covenant that under Article Ten of the Indenture cannot be modified or amended without the consent of each holder.
If your securities are held for you by a bank or brokerage firm, you should consult them for information on how to give notice or direction to the Trustee or make a request of the Trustee and how to make or cancel a declaration of acceleration.
Each year, we will furnish the Trustee with a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the Indenture and the debt securities, or else specifying any default.
Modification or Waiver
There are three types of changes that we can make to the Indenture and the debt securities.
Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:
•	a change of the Stated Maturity of the principal of or interest on a debt security;
•	a reduction of any amounts due on a debt security;
•	a reduction of the amount of principal payable upon acceleration of the Maturity of a Security following a default;
•	an adverse effect on any right of repayment at your option;
•	a change of the place (except as otherwise described in this prospectus) or Currency of payment on a debt security;
•	impairment of your right to sue for payment;
•	a reduction of the percentage of holders of debt securities whose consent is needed to modify or amend the Indenture;
•	a reduction of the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;
•
a modification of any other aspect of the provisions of the Indenture dealing with modification and waiver of past defaults, the quorum or voting requirements of the debt securities or provisions relating to the waiver of certain covenants, except to increase any percentage of consents required to amend the Indenture or for any waiver or to add certain provisions that cannot be modified without the approval of each holder; or

•	a change of any of our obligations to pay Additional Amounts.
Changes Requiring a Majority Vote. The second type of change to the Indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of a majority of the principal amount of Outstanding debt securities of the series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the Outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the Indenture or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the Outstanding debt securities listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.
Changes Not Requiring Approval. The third type of change does not require any vote by you as holders of Outstanding debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Outstanding debt securities in any material respect.
Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the Maturity of the debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement or term sheet; and

•	for debt securities denominated in one or more foreign Currencies or Currency units, we will use the U.S. dollar equivalent.
Debt securities will not be considered Outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance and Covenant Defeasance.”
The issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of debt securities that are entitled to vote or take other action under the Indenture. If the issuer sets a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of debt securities of that series on the record date.
If your securities are held by a bank or brokerage firm, you should consult them for information on how approval may be granted or denied if we seek to change the Indenture or the debt securities or request a waiver.
The Indenture contains provisions for convening meetings of the holders of debt securities issued as Bearer Securities. A meeting may be called at any time by the Trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the Outstanding debt securities of that series, upon notice given as provided in the Indenture.
Except for any consent that must be given by the holder of each debt security affected thereby, as described above, the holders of a majority in principal amount of the Outstanding debt securities of a series may adopt any resolution presented at a meeting at which a quorum is present. However, any resolution with respect to any action which the Indenture expressly provides may be taken by a specified percentage less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by vote of that specified percentage. Any resolution passed or decision taken at any meeting of holders of debt securities of a series in accordance with the Indenture will be binding on all holders of debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding debt securities of a series, except that if any action is to be taken at such meeting which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of that series will constitute a quorum.
Notwithstanding the above, if any action is to be taken at a meeting of holders of debt securities of a series that the Indenture expressly provides may be taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby or of the holders of such series and one or more additional series:
•	there will be no minimum quorum requirement for that meeting; and
•
the principal amount of the Outstanding debt securities of that series that vote in favor of such action will be taken into account in determining whether that action has been taken under the Indenture.

Global Securities
What Is a Global Security? The issuer usually will issue debt securities as registered securities in book-entry form. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that the issuer deposits with, or on behalf of, and registers in the name of a financial institution or its nominee that the issuer selects. The financial institution that we select for this purpose is called the depositary. Unless the issuer specifies otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations when a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect owner of a beneficial interest in the global security.
Special Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above.

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the Trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the Trustee also do not supervise the depositary in any way.

•
If the issuer redeems less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.

•
An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the trustee.

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•
Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for debt securities of the same series in non-book-entry form (certificated debt securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.
The special situations for termination of a global security are as follows:
•
If the depositary notifies the issuer that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and the issuer does not appoint another institution to act as depositary within 90 days,

•	if the issuer notifies the trustee that the issuer wishes to terminate that global security (subject to the depositary’s procedures), or
•	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults above under “—Events of Default.”
The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and not the issuer or the trustee, will be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Limitations on Issuance of Bearer Securities
In compliance with United States federal tax laws and regulations, Bearer Securities (including debt securities that are exchangeable for Bearer Securities and debt securities in permanent global form that are either Bearer Securities or exchangeable for Bearer Securities) may not be offered, sold, resold or delivered, directly or indirectly, in connection with their original issuance in the United States or to United States persons, each as defined below, except as otherwise permitted by Treasury Regulations Section 1.163-5(C)(2)(i)(D) including offers and sales to offices of United States financial institutions (as defined in Treasury Regulations Section 1.165-12(C)(1)(iv)) located outside the United States and which agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of debt securities, directly or indirectly, must agree in writing that they will not offer, sell or resell any Bearer Securities to persons within the United States or to United States persons (except as described above) or deliver Bearer Securities within the United States other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, agents and dealers must represent in writing that they have in effect, in connection with the offer and sale of the debt securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the debt securities are aware that Bearer Securities cannot be offered or sold to a person who is within the United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(C)(2)(i)(D). Furthermore, the owner of the obligation, or the financial institution or clearing organization through which the owner holds the obligation, must certify to us that the owner is not a United States person.
Bearer Securities and any coupons attached thereto will bear the following legend:
“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the United States Internal Revenue Code.”
The sections referred to in the above legend provide that, with exceptions, a United States person who holds the Bearer Security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of the Bearer Security or coupon.
Purchasers of Bearer Securities may be affected by limitations under United States tax laws. The applicable prospectus supplement or term sheet will describe the limitations for any Bearer Securities relating thereto.
For purposes of the laws and regulations described in this section, “United States person” means:
•	an individual who is, for United States federal income tax purposes, a citizen or resident of the United States;
•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision;
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•
a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

“United States” means the United States of America, including the States and the District of Columbia, its territories and its possessions.
Resignation of Trustee
Each Trustee may resign or be removed with respect to one or more series of Indenture Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under the Indenture, each such Trustee will be a Trustee of a trust separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.
Material Covenants
Merger, Consolidation, or Sale of Assets
Under the terms of the Indenture, the Company and Eaton are generally permitted to consolidate or merge with another firm. The Company and Eaton are also permitted to sell or transfer our and their assets substantially as an entirety to another firm. However, the Company and Eaton may not take any of these actions unless all of the following conditions are met:
•
where the Company or Eaton merge or consolidate out of existence or the Company or Eaton sell or transfer their assets substantially as an entirety, the resulting firm must agree to be legally responsible for all obligations under the debt securities and the Indenture;

•
the merger, consolidation, or sale or transfer of assets substantially as an entirety must not cause a default under the debt securities. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described above under “—Events of Default;”

•
where Eaton merges or consolidates out of existence or sells or transfers its assets substantially as an entirety, the resulting firm (if a corporation) must be a corporation organized under the laws of the United States or any state thereof or the District of Columbia;

•
where the Company merges or consolidates out of existence or sells or transfers its assets substantially as an entirety, the resulting firm (if a corporation) must be a corporation organized under the laws of any member state of the European Union or the United States or any state thereof or the District of Columbia;

•
under the Indenture, neither the Company nor Eaton may merge, consolidate, or sell or transfer their assets substantially as an entirety if, as a result, any of their property or assets or any property or assets of a Restricted Subsidiary (as defined in the Indenture) would become subject to any mortgage, lien or other encumbrance unless either:

○	the mortgage, lien, or other encumbrance could be created pursuant to the Indenture (see “—Limitation on Liens”) without equally and ratably securing the debt securities; or
○	the debt securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance; and
•	the Company, or Eaton, as applicable, must deliver certain certificates and documents to the Trustee where the Company or Eaton merge or consolidate out of existence.
Limitation on Sale and Leaseback Transactions
Under the terms of the Indenture, the Company will not, and will not permit any Significant Subsidiary to, sell or transfer any Principal Property owned by the Company or any Significant Subsidiary with the intention of taking back a lease on such property unless:
•	the sale or transfer of property is made within 180 days after the later of the date of
○	the acquisition of such property,
○	the completion of construction of such property, or
○	the commencement of full operation thereof;

•
such lease has a term, including permitted extensions and renewals, of not more than three years, and it is intended that the use by the Company or the Significant Subsidiary of the manufacturing plant covered by such lease will be discontinued on or before the expiration of such term;

•
the amount that the Company and its Restricted Subsidiaries realize from such sale or transfer, together with the value (as defined) of then outstanding Sale and Leaseback Transactions not otherwise permitted by the Indenture and the outstanding aggregate principal amount of mortgage, pledge or lien indebtedness not otherwise permitted by the Indenture, will not exceed 10% of our Consolidated Net Tangible Assets (as defined); or

•
the Company or its Restricted Subsidiaries causes an amount equal to the value (as defined) of the manufacturing plant to be sold or transferred and leased to be applied to the retirement (other than any mandatory retirement) within 180 days of the effective date of such Sale and Leaseback Transaction of either the debt securities or other funded indebtedness which is equal in rank to the debt securities, or both.

These provisions are intended to preserve the assets of the Company and to limit its ability to incur leases which effectively constitute indebtedness.
Limitation on Liens
Under the terms of the Indenture, with certain exceptions, the Company will not, directly or indirectly, and the Company will not permit any Significant Subsidiary to, create or assume any mortgage, pledge or other lien of or upon any Principal Property unless all of the Outstanding debt securities of each series are secured by such mortgage, pledge or lien equally and ratably with any and all other obligations and indebtedness thereby secured for so long as any such other obligations and indebtedness will be so secured. Among the exceptions are:
•
the creation of any mortgage or other lien on any of the property of the Company or property of any Significant Subsidiary to secure indebtedness incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property; provided that the Company incurs such secured indebtedness for the purpose of financing all or any part of the acquisition or construction of any such property; and

•	mortgages or liens on any property acquired after the date of the Indenture by the Company or any Significant Subsidiary existing at the time of such acquisition.
In addition, the Company or any Significant Subsidiary may create or assume any mortgage, pledge, or other lien not otherwise permitted by the Indenture for the purpose of securing indebtedness or other obligations so long as the aggregate of all such indebtedness and other obligations then outstanding, together with the value of all outstanding Sale and Leaseback Transactions not otherwise permitted, will not exceed 10% of Consolidated Net Tangible Assets.
Definitions
The term “CFC” has the meaning set forth in the definition of “Disregarded Entity”.
The Indenture defines the term “Consolidated Net Tangible Assets” as the total assets of the Company and those of its consolidated subsidiaries, including the investment in (at equity) and the net amount of advances to and accounts receivable from corporations which are not consolidated subsidiaries, less the following:
•
the current liabilities of the Company and those of its consolidated subsidiaries, including an amount equal to indebtedness required to be redeemed by reason of any sinking fund payment due in 12 months or less from the date as of which current liabilities are to be determined;

•
all of the other liabilities of the Company and those of its consolidated subsidiaries other than Funded Debt (as defined), deferred income taxes and liabilities for employee post-retirement health plans recognized in accordance with Statement of Financial Accounting Standards No. 106;

•
all of the Company’s and its consolidated subsidiaries’ depreciation and valuation reserves and all other reserves (except for reserves for contingencies which have not been allocated to any particular purpose);

•
the book amount of all the Company’s and its consolidated subsidiaries’ segregated intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense, less unamortized debt premium; and

•	appropriate adjustments on account of minority interests of other persons holding stock in subsidiaries.
Consolidated Net Tangible Assets is to be determined on a consolidated basis in accordance with generally accepted accounting principles and as provided in the Indenture.
The Indenture defines the term “Equity Interests” as shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
The Indenture defines the term “Disregarded Entity” as a Subsidiary that is a flow-through entity (i.e., a partnership or a disregarded entity) for United States federal income tax purposes and has no material assets other than Equity Interests of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Internal Revenue Code (each such controlled foreign corporation, a “CFC”).
The Indenture defines the term “Excluded Person” as (i) any Person that is not a direct or indirect wholly owned Subsidiary of the Company, (ii) any Person that is prohibited by any applicable law, rule or regulation binding on such Person or its properties or by any contractual obligation existing on the date such Person is formed, acquired, or (solely with respect to prohibitions under applicable law, rule or regulation) redomiciled, in each case from guaranteeing the obligations under the Indenture (and for so long as such prohibition is in effect), (iii) any CFC, any Disregarded Entity or any Subsidiary that is owned by a CFC and (iv) any Person to the extent that the guarantee by such person of the obligations under the Indenture would result in material adverse tax consequences to the Company or any of its Subsidiaries as reasonably determined by the issuer.
The Indenture defines the term “Funded Debt” as indebtedness for borrowed money owed or guaranteed by the Company or any of its consolidated subsidiaries, and any other indebtedness which under generally accepted accounting principles would appear as debt on the balance sheet of such corporation, which matures by its terms more than twelve months from the date as of which Funded Debt is to be determined or is extendible or renewable at the option of the obligor to a date more than twelve months from the date as of which Funded Debt is to be determined.
The Indenture defines the term “Restricted Subsidiary” as each of the Guarantors and any other subsidiaries of the Company except:
•
any subsidiary substantially all the assets of which are located, or substantially all of the business of which is carried on, outside of the United States and Canada, or any subsidiary substantially all the assets of which consist of stock or other securities of such subsidiary;

•
any subsidiary principally engaged in the business of financing notes and accounts receivable and any subsidiary substantially all the assets of which consist of stock or other securities of such subsidiary; or

•
any subsidiary acquired or organized after the date of the Indenture, unless the Board of Directors of the Company has designated it as a Restricted Subsidiary, if as a result of such designation no covenant or agreement in the Indenture would be breached.

The Indenture defines the term “Significant Subsidiary” to mean any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date on which debt securities are initially issued.
The Indenture defines the term “Subsidiary” or “subsidiary” to mean any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company (or if such term is used with reference to any other Person, by such other Person), or in relation to a person incorporated (or established) under Dutch law, a “dochtermaatschappij” within the meaning of Section 2:24a of the Dutch Civil Code (regardless of whether the shares or voting rights on the shares in such company are held directly or indirectly through another “dochtermaatschappij”).
For purposes of Limitation on Liens and Limitation on Sale and Leaseback Transactions, the Indenture defines the term “value” with respect to a manufacturing plant as the amount equal to the greater of:
•	the net proceeds of the sale or transfer of such manufacturing plant; or
•	the fair value of such manufacturing plant at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors of the Company.

This amount is divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to renewal or extension options contained in such lease.
The Trustee Under the Indenture
The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. The Bank of New York Mellon Trust Company, N.A. and/or its affiliates is among the banks with which we maintain ordinary banking relationships.
The Trustee may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of debt securities under the Indenture, each such Trustee will be a Trustee of a trust separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee.
Defeasance and Covenant Defeasance
Defeasance. If there is a change in U.S. federal tax law, as described below, an issuer can legally release ourselves from all payment and other obligations on the debt securities (called “defeasance”) if the issuer puts in place the following other arrangements for you to be repaid:
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The issuer must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on such debt securities on their various due dates.

•
The issuer must deliver to the Trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service (the “IRS”) ruling that lets the issuer make the above deposit without causing you to be taxed on the debt securities any differently than if the issuer did not make the deposit and just repaid the debt securities itself. Under current U.S. federal tax law, the deposit and the issuer’s legal release from the debt securities would be treated as though the issuer paid you your share of the cash and notes or bonds at the time the cash and notes or bonds are deposited in trust in exchange for your debt securities, and you would recognize gain or loss on the debt securities at the time of the deposit.

If the issuer ever accomplishes defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to the issuer for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the issuer’s lenders and other creditors if the issuer ever becomes bankrupt or insolvent. If an issuer accomplishes a defeasance, such issuer would retain only the obligations to register the transfer or exchange of the debt securities, to maintain an office or agency in respect of the debt securities, and to hold monies for payment in trust.
Covenant Defeasance. Under current U.S. federal tax law, an issuer can make the same type of deposit described above and be released from some of the restrictive covenants in the Indenture. These covenants relate to “Limitation on Liens” and “Limitation on Sale and Leaseback Transactions” summarized above. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and debt securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, an issuer must do the following:
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deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•
deliver to the Trustee a legal opinion of its counsel confirming that, under current U.S. federal income tax law, an issuer may make the above deposit without causing you to be taxed on the debt securities any differently than if the issuer did not make the deposit and just repaid the debt securities itself.

If an issuer accomplishes covenant defeasance, you can still look to the issuer for repayment of the debt securities if there were a shortfall in the trust deposit or the Trustee were prevented from making payment. In fact, if one of the remaining Events of Default occurred, such as the issuer’s bankruptcy, and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Foreign Currency Risks—Fluctuations and Controls
Debt securities denominated or payable in foreign currencies may entail significant risks. For example, the value of the currencies, in comparison to U.S. dollars, may decline, or foreign governments may impose or modify controls regarding the payment of foreign currency obligations. These events may cause the value of debt securities denominated or payable in those foreign currencies to fall substantially. These risks will vary depending upon the foreign currency or currencies involved and will be more fully described in the applicable prospectus supplement or term sheet.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
General
Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on debt securities will be made in U.S. dollars and payment of the purchase price of debt securities must be made in immediately available funds. If any debt securities (“Foreign Currency Notes”) are to be denominated or payable in a currency (a “specified currency”) other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth in this prospectus and elsewhere in the accompanying prospectus supplement or term sheet.
Currencies
An issuer may offer Foreign Currency Notes denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Notes, or by such other day as determined by the agent who presents such offer to purchase Foreign Currency Notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Notes. Each such conversion will be made by the agents on such terms and subject to such conditions, limitations, and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.
Information about the specified currency in which a particular Foreign Currency Note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.
Payment of Principal and Interest
The principal of, premium, if any, and interest on Foreign Currency Notes is payable by an issuer in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Notes will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.
Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by an agent for an issuer specified in the applicable prospectus supplement or term sheet (the “Exchange Rate Agent”) at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the issuer for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments.
Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Notes may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Notes in the specified currency by transmitting a written request for such payment to the designated corporate trust office or agency of the Trustee on or prior to the regular record date or at least 15 calendar days prior to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by facsimile transmission. A holder of a Foreign Currency Note may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the Trustee, but written notice of any revocation must be received by the Trustee on or prior to the regular record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.
Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be, of such beneficial owner’s election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the Trustee of such election on or prior to the fifth Business Day after such record date or at least ten calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the Trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency.
Principal and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in this prospectus and the accompanying prospectus supplement or term sheet with respect to debt securities denominated in U.S. dollars. See “Description of Debt Securities—General.” Interest on Foreign Currency Notes paid in the specified currency will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at the issuer’s option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Notes, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such Notes at the designated corporate trust office or agency of the Trustee, or, at the issuer’s option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Note is presented and surrendered at the office or agency maintained by the issuer for this purpose, in time for the Trustee to make these payments in accordance with its normal procedures.
Payment Currency
If a specified currency is not available for the payment of principal, premium, if any, or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond its control, an issuer will be entitled to satisfy our obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the “Market Exchange Rate”) as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the debt securities.
All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.
AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

DESCRIPTION OF ORDINARY SHARES AND PREFERENCE SHARES
The following description of the Company’s share capital is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Companies Act 2014 of Ireland, as amended, and all its statutory instruments which are to be read as one with, or construed, or to be read together with such Act (the “Companies Acts”) and the complete text of the Company’s memorandum and articles of association, which are filed with the SEC and incorporated by reference herein. You should read those laws and documents carefully.
The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the memorandum and articles of association of the Company, as may be amended from time to time.
Authorized Share Capital
The authorized share capital of the Company is €40,000 and $7,610,000, comprised of 40,000 euro deferred shares par value €1.00 per share, 750,000,000 ordinary shares par value $0.01 per share (“ordinary shares”), 10,000 A preferred shares par value $1.00 per share, and 10,000,000 serial preferred shares par value $0.01 per share.
As of September 6, 2021, the Company had issued 398,784,573 ordinary shares, 40,000 euro deferred shares, 10,000 A preferred shares, and no serial preferred shares issued.
The Company may issue shares subject to the maximum authorized share capital contained in its memorandum and articles of association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting by those of the Company’s shareholders that are entitled to vote at such meetings (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of the Company may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may issue relevant securities, up to a specified threshold, without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years. However, it is customary practice in Ireland for such authority to be limited to a period of 12 to 18 months, at which point it must be renewed by the shareholders by an ordinary resolution. Pursuant to a shareholder resolution passed on April 28, 2021, directors of the Company are authorized to issue relevant securities, up to a specified threshold, without shareholder approval for a period expiring 18 months from the date of the passing of the shareholder resolution.
Irish law does not recognize fractional shares held of record. Accordingly, the Company’s articles of association do not provide for the issuance of fractional shares of the Company, and the official Irish register of the Company does not reflect any fractional shares.
Whenever an alteration or reorganization of the share capital of the Company would result in any shareholder of the Company becoming entitled to fractions of a share, the Company’s board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of such sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale the board may authorize some person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
The rights and restrictions to which the ordinary shares are subject are prescribed in the Company’s articles of association.
Ordinary Shares
Exchange and Trading Symbol
The ordinary shares are listed for trading on the NYSE under the trading symbol “ETN.”
Preemption Rights, Share Warrants and Share Options
Under Irish law certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, the Company has opted out of these preemption rights by way of a shareholder resolution, as permitted under Irish company law up to a specified threshold. The authorization may be granted for a maximum period of five years. However, in line with customary practice in Ireland, the authority is limited to 18 months from the date of passing of the shareholder resolution, at which point it must be renewed by a further resolution approved by not less than 75% of the votes cast at a general meeting by those of the Company’s shareholders that are entitled to vote at such meetings (referred to under Irish law as a “special resolution”). If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of the Company on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee stock option or similar equity plan. Pursuant to a shareholder resolution passed on April 28, 2021, the directors of the Company are empowered to issue equity securities, up to a specified threshold, without shareholder approval for a period expiring 18 months from the date of the passing of the shareholder resolution.
The memorandum and articles of association of the Company provide that, subject to any shareholder approval requirement under any laws, regulations, or the rules of any stock exchange to which the Company is subject, the board of directors is authorized, from time to time, in its discretion, to grant such persons, including directors, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Acts provide that directors may issue share warrants or options without shareholder approval once appropriately authorized to do so by the articles of association or resolutions of shareholders. The Company is subject to the rules of the NYSE and the Internal Revenue Code of 1986, as amended, that require shareholder approval of certain equity plan and share issuances. The Company’s board of directors may issue shares upon exercise of warrants or options without further shareholder approval or authorization (up to the relevant authorized share capital limit).
Dividends
Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of the Company are equal to, or in excess of, the aggregate of the Company’s called up share capital plus undistributable reserves and the distribution does not reduce the Company’s net assets below such aggregate. Undistributable reserves include the Company’s undenominated capital, the redemption reserve fund and the amount by which the Company’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the Company’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
The determination as to whether or not the Company has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of the Company. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Acts, which give a “true and fair view” of the Company’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
The Company’s memorandum and articles of association authorize the board of directors to declare dividends without shareholder approval to the extent they appear justified by the profits of the Company. The board of directors may also recommend a dividend to be approved and declared by the Company’s shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of the Company participate equally in respect of any dividend which may be declared in respect of ordinary shares by the Company. See “Preference Shares” for a description of the rights attaching to other shares in the capital of the Company with respect to dividends.
The directors of the Company may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to the Company in relation to the shares of the Company.
The directors may also authorize the Company to issue shares with preferred rights to participate in dividends declared by the Company. The holders of preference shares may, depending on their terms, rank senior to the

Company’s ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.
Share Repurchases, Redemptions and Conversions
Overview
The Company’s memorandum and articles of association provide that any ordinary share which the Company has acquired shall be deemed to be a redeemable share, unless the board resolves otherwise. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by the Company will technically be effected as a redemption of those shares as described below under “Ordinary Shares-Share Repurchases, Redemptions and Conversions-Repurchases and Redemptions by the Company.” If the articles of association of the Company did not contain such provision, all repurchases by the Company would be subject to many of the same rules that apply to purchases of the Company’s ordinary shares by subsidiaries described below under “Ordinary Shares-Share Repurchases, Redemptions and Conversions-Purchases by Subsidiaries of the Company,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Neither Irish law nor any constituent document of the Company places limitations on the right of nonresident or foreign owners to vote or hold ordinary shares. Except where otherwise noted, references elsewhere in this section to repurchasing or buying back ordinary shares of the Company refer to the redemption of ordinary shares by the Company or the purchase of ordinary shares of the Company by a subsidiary of the Company, in each case in accordance with the memorandum and articles of association and Irish company law as described below.
Repurchases and Redemptions by the Company
Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or, where the company proposes to cancel the shares on their acquisition, the proceeds of a new issue of shares for that purpose. The Company may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the Company. All redeemable shares must also be fully-paid. Based on the provision of the Company’s articles of association described above, shareholder approval will not be required to redeem the Company shares.
The Company may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by the Company’s subsidiaries as described below.
Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by the Company at any time must not exceed 10% of the nominal value of the issued share capital of the Company. The Company may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by the Company or re-issued subject to certain conditions.
Purchases by Subsidiaries of the Company
Under Irish law, an Irish or non-Irish subsidiary may purchase shares of the Company either on-market or off-market. For a subsidiary of the Company to make on-market purchases of the Company’s ordinary shares, the shareholders of the Company must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of the Company’s ordinary shares is required. For an off-market purchase by a subsidiary of the Company, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of the Company.
In order for a subsidiary of the Company to make an on-market purchase of the Company’s ordinary shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the ordinary shares of the Company are listed, is specified as a recognized stock exchange for this purpose by Irish company law.
The number of shares held by the subsidiaries of the Company at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of the Company. While a subsidiary holds shares of the Company, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of the Company by a subsidiary must be funded out of distributable reserves of the subsidiary.
Liens on Shares, Calls on Shares and Forfeiture of Shares
The Company’s articles of association provide that the Company will have a first and paramount lien on every share for all moneys payable, whether presently due or not, payable in respect of such Company share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as the Company and will only be applicable to shares of the Company that have not been fully paid up.
Consolidation and Division; Subdivision
Under its articles of association, the Company may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.
Reduction of Share Capital
The Company may, by ordinary resolution, reduce its authorized share capital in any way. The Company also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Acts.
Annual Meetings of Shareholders
The Company is required to hold an annual general meeting at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after the Company’s fiscal year-end.
Notice of an annual general meeting must be given to all of the Company’s shareholders and to the auditors of the Company. The articles of association of the Company provide for a minimum notice period of 21 clear days, which is the minimum permitted under Irish law.
The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the company’s statutory financial statements and the report of the directors and the report of the statutory auditors on those statements and that report, the review by the members of the Company’s affairs, the appointment of new auditors and the fixing of the auditor’s remuneration. If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.
Extraordinary General Meetings of Shareholders
Extraordinary general meetings of the Company may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of the Company carrying voting rights, or (iii) on requisition of the Company’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.
Notice of an extraordinary general meeting must be given to all Company shareholders and to the auditors of the Company. Under Irish law and the Company’s articles of association, the minimum notice periods are 21 clear days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 clear days’ notice in writing for any other extraordinary general meeting.
In the case of an extraordinary general meeting convened by requisition of shareholders of the Company, the proposed objects of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Company’s board of directors has 21 days to convene a meeting of the Company’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the Company’s receipt of the requisition notice.
If the board of directors becomes aware that the net assets of the Company are not greater than half of the amount of the Company’s called-up share capital, the directors of the Company must convene an extraordinary general meeting of the Company’s shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.
Quorum for General Meetings
The articles of association of the Company provide that no business shall be transacted at any general meeting unless a quorum is present. Three shareholders present in person or by proxy at any meeting of shareholders shall constitute a quorum for such meeting but no action required by law or the articles of association of the Company to be authorized or taken by holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion.
Voting
The Company’s articles of association provide that the board or the chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.
Every shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in the Company’s share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Company’s articles of association, which permit shareholders to notify the Company of their proxy appointments electronically, in writing or in such other manner as may be approved by the Company’s board. A proxy must be delivered to the Company no later than 3 hours, or such other time as may be communicated to shareholders, before the time for holding the meeting or adjourned meeting at which the person named in the proxy proposes to vote.
In accordance with the articles of association of the Company, the directors of the Company may from time to time authorize the Company to issue serial preferred shares. These serial preferred shares have one vote for each such share and in certain circumstances provide the holders of such shares an entitlement to elect two members of the board. Treasury shares or shares of the Company that are held by subsidiaries of the Company are not entitled to be voted at general meetings of shareholders.
Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:
•	amending the objects or memorandum of association of the Company;
•	amending the articles of association of the Company;
•	approving a change of name of the Company;
•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan, or credit transaction to a director or connected person;
•	opting out of preemption rights on the issuance of new shares;
•	re-registration of the Company from a public limited company to a private company;
•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);
•	purchase of own shares off-market;
•	reduction of issued share capital;
•	sanctioning a compromise/scheme of arrangement;
•	resolving that the Company be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;
•	re-designation of shares into different share classes; and
•	setting the re-issue price of treasury shares.
Variation of Rights Attaching to a Class or Series of Shares
Under the Company’s articles of association and the Companies Acts, any variation of class rights attaching to the issued shares of the Company must be approved by a special resolution of the shareholders of the affected class or with the consent in writing of the holders of two-thirds of all the votes of that class of shares.
The provisions of the articles of association of the Company relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of three shareholders present in person or by proxy or in the case of a class with three or fewer members, one person present in person or by proxy.
Inspection of Books and Records
Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of the Company and any act of the Irish Government which alters the memorandum of the Company; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of the Company; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by the Company; (iv) receive copies of financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive financial statements of any subsidiary of the Company which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of the Company also have the right to inspect all books, records, and vouchers of the Company. The auditors’ report must be circulated to the shareholders with the Company’s financial statements prepared in accordance with Irish law not less than 21 clear days before the annual general meeting.
Acquisitions
An Irish public limited company may be acquired in a number of ways, including:
•
a court-approved scheme of arrangement under the Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

•
through a tender or takeover offer by a third party for all of the shares of the Company. Where the holders of 80% or more of the Company’s shares have accepted an offer for their shares in the Company, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of the Company were to be listed on the main market of Euronext Dublin or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

•
it is also possible for the Company to be acquired by way of a transaction with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC as repealed and codified by Chapter II, Title II of Directive 2017/1132/EU. Such a transaction must be approved by a special resolution. If the Company is being merged with another EU company under the EU Cross-Border Mergers Directive and the consideration payable to the Company’s shareholders is not all in the form of cash, the Company’s shareholders may be entitled to require their shares to be acquired at fair value.

The affirmative vote or written consent of the holders of shares entitling them to exercise two-thirds of the voting power of the Company, given in person or by proxy at a meeting called for the purpose, shall be necessary to approve:
(a)	the sale, exchange, lease, transfer, or other disposition by the Company of all, or substantially all, of its assets or business;
(b)	the consolidation of the Company, or its merger, into another company;
(c)
the merger into the Company of another company or companies if the merger involves the issuance or transfer by the Company to the shareholders of the other constituent company or companies of such number of shares of the Company as entitle the holders thereof to exercise at least one-sixth of the voting power of the Company in the election of directors immediately after the consummation of the merger;

(d)
a combination or majority share acquisition in which the Company is the acquiring company and its voting shares are issued or transferred to another company if the combination or majority share acquisition involves the issuance or transfer by the Company to the shareholders of the other company or companies of such number of shares of the Company as entitle the holders thereof to exercise at least one-sixth of the voting power of the Company in the election of directors immediately after the consummation of the combination or majority share acquisition; or

(e)	to approve any agreement, contract, or other arrangement providing for any of the transactions described in subparagraph (a) above.
Disclosure of Interests in Shares
Under the Companies Acts, the Company’s shareholders must notify the Company if, as a result of a transaction, the shareholder will become interested in 3% or more of any class of voting shares of the Company; or if as a result of a transaction a shareholder who was interested in more than 3% of any class of voting shares of the Company ceases to be so interested. Where a shareholder is interested in more than 3% of any class of voting shares of the Company, the shareholder must notify the Company of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of the Company (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. The Company must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of the Company shares it holds will not be enforceable, either directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to such shares reinstated.
In addition to these disclosure requirements, the Company, under the Companies Acts, may, by notice in writing, require a person whom the Company knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in the Company’s relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in the shares of the Company, to provide additional information, including the person’s own past or present interests in shares of the Company. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, the Company may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Acts, as follows:
•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;
•	no voting rights shall be exercisable in respect of those shares;
•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and
•	no payment shall be made of any sums due from the Company on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.
In the event the Company is in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in the Company’s securities of 1% or more.
Corporate Governance
The articles of association of the Company delegate authority over the day-to-day management of the Company to the board of directors. The board of directors may then delegate any of its powers, authorities, and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the directors remain responsible, as a matter of Irish law, for the proper management of the affairs of the Company. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office.
Appointment of Directors
The Companies Acts provide for a minimum of two directors. The Company’s memorandum and articles of association provide that the number of directors shall be fixed from time to time solely by the board, provided, however, that in no case shall the number fixed by the board be less than 9 and not more than 18. The fixed maximum and fixed minimum number of directors may be fixed or changed by resolution adopted by the vote of shareholders entitled to exercise two-thirds of the voting power of the shares represented at a meeting called to elect directors in person or by proxy at such meeting and entitled to vote at such election. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. Directors of the Company are elected by way of an ordinary resolution at a general meeting.
The Company’s articles of association provide for majority voting in uncontested director elections. Under this standard, each shareholder is entitled to one vote per share for each director position, and only candidates receiving a majority of votes cast are elected. The articles of association provide for a plurality voting standard in contested director elections. Plurality voting will be used if the number of director nominees exceeds the size of the board. Under this standard, each shareholder is entitled to one vote per share for each director position, and the nominees receiving the most votes for those positions are elected. A contested election involving plurality voting will occur if the number of director nominees exceeds the number of directors fixed from time to time by the board, rather than the maximum allowable size of the board contained in the articles of association. If the number of the directors is reduced below the fixed minimum number, the remaining director or directors shall appoint as soon as practicable, an additional director or additional directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. Each director of the Company must retire from office at each annual shareholder meeting and shall be eligible for re-election.
Removal of Directors
Under the Companies Acts, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against the Company in respect of his removal.
The board of directors may fill any vacancy occurring on the board of directors. If the Company’s board of directors fills a vacancy, the director’s term expires at the next annual general meeting. A vacancy on the board of directors created by the removal of a director may be filled by the Company’s board of directors.
Duration; Dissolution; Rights upon Liquidation
The Company’s duration is unlimited. The Company may be dissolved and wound up at any time by way of a shareholder’s voluntary winding up or a creditors’ winding up. In the case of a shareholder’s voluntary winding-up, a special resolution of shareholders is required. The Company may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where the Company has failed to file certain returns.

The rights of the shareholders to a return of the Company’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Company’s articles of association or the terms of any preference shares issued by the directors of the Company from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of the Company. If the memorandum and articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. The Company’s articles of association provide that the ordinary shareholders of the Company are entitled to participate pro rata in a winding up, but their right to do so is subject to the rights of any holders of the A preferred shares and serial preferred shares to participate under the terms of any series or class of such shares.
Uncertificated Shares
Holders of ordinary shares of the Company have the right upon request to require the Company to issue certificates for their shares. Subject to any such requests, the Company only issues uncertificated ordinary shares.
No Sinking Fund
The Company’s ordinary shares have no sinking fund provisions.
Transfer and Registration of Shares
The transfer agent for the Company maintains the share register, registration in which is determinative of membership in the Company. A shareholder of the Company who holds shares beneficially is not the holder of record of such shares. Instead, the depository or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in the Company’s official share register, as the depository or other nominee will remain the record holder of any such shares.
A written instrument of transfer is required under Irish law in order to register on the Company’s official share register any transfer of shares (i) from a person who holds such shares directly, to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on the Company’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.
Any transfer of the Company ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. The Company’s articles of association allow the Company, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, the Company is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion), and (iii) claim a lien against the Company ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in the Company’s ordinary shares has been paid unless one or both of such parties is otherwise notified by the Company.
The Company’s memorandum and articles of association delegate to the Company’s secretary the authority to execute an instrument of transfer on behalf of a transferring party.
In order to help ensure that the official share register is regularly updated to reflect trading of the Company ordinary shares occurring through normal electronic systems, the Company regularly produces any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that the Company notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from the Company for this purpose) or request that the Company execute an instrument of transfer on behalf of the transferring party in a form determined by the Company. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to the Company’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on the Company’s official Irish share register (subject to the matters described below).
The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.
Preference Shares
In accordance with the articles of association of the Company and subject to the specified threshold referred to under “Authorized Share Capital”, the directors of the Company may from time to time authorize the Company to issue serial preferred shares and to determine, without shareholder approval, certain terms of each series of the serial preferred shares issued by the Company, including the number of shares, designations, dividend rights, liquidation and other rights, and redemption, repurchase, or exchange rights. The holders of the serial preferred shares are entitled to a quarterly dividend at a rate to be determined by the board of directors. The holders of the serial preferred shares are entitled to any payments of dividends in preference to the dividend rights of any other class of shares in the Company. The holders of serial preferred shares are also entitled to one vote for each serial preferred share, and such holders vote together with the holders of ordinary shares as one class on all matters. In certain circumstances, the serial preferred shares are entitled to elect two members of the board.
The holders of the A preferred shares are entitled in priority to any payments of dividends on any other class of shares in the Company to be paid a dividend in an amount per A preferred share equal to twice of the dividend to be paid per ordinary share and in addition on a return of assets, whether on liquidation or otherwise, the A preferred shares entitle the holders to repayment of the capital paid up on those shares (including any share premium) in priority to any repayment of capital to the holder(s) of any other shares. The holders of the A preferred shares are not entitled to any further participation in the assets or profits of the Company nor are the holders of the A preferred shares entitled to receive notice of, nor to attend, speak, or vote at any general meeting of the Company.
The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of the Company.
Anti-Takeover Provisions
Irish law contains provisions that would make a change in control of the Company more difficult or discourage a tender offer or other plans to restructure the Company. The following discussion of these provisions is qualified in its entirety by reference to those particular provisions of Irish law.
Irish Takeover Rules and Substantial Acquisition Rules
A transaction in which a third party seeks to acquire 30% or more of the voting rights of the Company will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.
General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:
•
in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•
the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•
false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•
a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and
•
a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid
Under certain circumstances, a person who acquires shares or other voting rights in the Company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in the Company at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in the Company, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in the Company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.
Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements
If a person makes a voluntary offer to acquire outstanding ordinary shares of the Company, the offer price must be no less than the highest price paid for the Company ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.
If the bidder or any of its concert parties has acquired ordinary shares of the Company (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of the Company or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per the Company’s ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of the Company in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.
An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
Substantial Acquisition Rules
The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the Company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the Company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the Company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action
Under the Irish Takeover Rules, the Company’s board of directors is not permitted to take any action which might frustrate an offer for the shares of the Company once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business, or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:
•	the action is approved by the Company’s shareholders at a general meeting; or
•	the Irish Takeover Panel has given its consent, where:
•	it is satisfied the action would not constitute frustrating action;
•	the Company’s shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;
•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or
•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.
Other Provisions
Certain other provisions of Irish law and the Company’s memorandum and articles of association may be considered to have anti-takeover effects, including provisions that:
•
Allow the Company’s board of directors to issue preference shares without shareholder approval, with such rights, preferences and privileges as the board of directors may designate (see “Preference Shares”);

•
Permit holders of not less than 10% of the total voting rights of the Company to requisition an extraordinary meeting for various purposes, including considering director nominations (see “Description of Ordinary Shares-Extraordinary General Meetings of Shareholders”);

•	Establish advance notice procedures for shareholders to submit shareholder proposals or to submit nominations of candidates for election to the Company’s board of directors;
•	Permit the board of directors to fill any vacancy occurring on the board of directors (see “Description of Ordinary Shares-Removal of Directors”);
•	Authorize the board of directors to adopt a shareholder rights plan upon such terms and conditions as the board deems expedient and in the best interests of the Company;
•	Impose particular approval and other requirements in relation to certain business combinations (see “Description of Ordinary Shares-Acquisitions”);
•
Grant statutory preemption rights to shareholders when shares are being issued for cash consideration unless the Company “opts out” of these rights in its articles of association (see “Description of Ordinary Shares-Preemption Rights, Share Warrants and Share Options”);

•
Impose notification requirements on shareholders who acquire or cease to be interested in a specified percentage of the Company’s shares (see “Description of Ordinary Shares-Disclosure of Interests in Shares”); and

•	Provide that the Company may only alter its memorandum and articles of association by the passing of a special resolution of shareholders.
These provisions of Irish law and the Company’s memorandum and articles of association may delay or discourage transactions involving an actual or potential change in control of the Company or change in the board of directors or management, including transactions in which shareholders might otherwise receive a premium for their shares or transactions that shareholders might otherwise deem to be in their best interests.

Authorized and Unissued Shares
Shares of the Company are available for future issuance at the discretion of the board of directors without shareholder approval except as may otherwise be required by Irish law and subject to limitations set forth in the memorandum and articles of association, or as approved by shareholders from time to time. The future issuance of additional shares may, among other things, dilute the earnings per share of the Company’s outstanding shares and the equity and voting rights of those holding shares of the Company at the time the additional shares are issued.
The issuance of additional preference shares of the Company could have certain anti-takeover effects under certain circumstances, and could enable the board of directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, or other business combination transaction directed at the Company by, among other things, placing preference shares with investors who might align themselves with the board of directors.

DESCRIPTION OF DEPOSITARY SHARES
We may offer (either separately or together with other offered securities) depositary shares each representing interests in shares of a particular class or series of our preference shares. The depositary shares will be issued under deposit agreements (each, a “deposit agreement”) to be entered into between us, a bank or trust company, as depositary (the “preference shares depositary”), identified in the prospectus supplement or term sheet, and the holders and beneficial owners of depositary shares evidenced by depositary receipts issued thereunder.
Because this section is a summary, it does not describe every aspect of the depositary shares and deposit agreement. We urge you to read any applicable deposit agreement because it, and not this description, defines your rights as a holder of depositary shares. We will file the deposit agreement, including the form of deposit receipt, with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the form of deposit agreement. In this section, the terms “we,” “our,” “ourselves,” and “us” means Eaton Corporation plc only.
The specific terms of any depositary shares proposed to be sold under this prospectus will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the depositary shares may differ from the terms set forth below.
General
We may provide for the issuance by the preference shares depositary to the public of depositary receipts evidencing the depositary shares, each of which will represent a fraction or multiple (to be specified in the prospectus supplement or term sheet) of a share of a particular class or series of preference shares, as described below.
You should read the prospectus supplement or term sheet for the material terms of the depositary shares offered thereby, including the following:
•	the number of depositary shares and the fraction or multiple of a share of preference shares represented by each depositary share;
•	the terms of the series of preference shares deposited by us under the deposit agreement;
•	whether the depositary shares will be listed on any securities exchange;
•	whether the depositary shares will be sold with any other offered securities and, if so, the amount and terms of these other securities; and
•	any other terms of the depositary shares.
If applicable, the prospectus supplement or term sheet will also contain a discussion of the Ireland Tax and/or United States federal income tax considerations relevant to the offering.
Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction or multiple of a share of preference shares of the series represented by the depositary share, to all rights and preferences of the preference shares represented by the depositary share, including dividend, voting and liquidation rights, and any redemption, conversion, or exchange rights.
Dividends and Other Distributions
The preference shares depositary will distribute all cash dividends and other cash distributions received in respect of the related series of preference shares to the record holders of the depositary shares in proportion to the number of the depositary shares owned by the holders on the relevant record date. The preference shares depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent.
In the event of a distribution other than in cash, the preference shares depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the preference shares depositary determines that it is not feasible to make the distribution, in which case the preference shares depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred shares depositary or by us on account of taxes or other governmental charges.
The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the related series of preference shares will be made available to holders of depositary shares.
Withdrawal of Preference Shares
Upon surrender of depositary receipts at the corporate trust office of the preference shares depositary (unless the related shares of preference shares have previously been called for redemption) and after paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement, the holder of the depositary shares evidenced thereby will be entitled to receive at that office, to or upon the holder’s order, the number of whole shares of the related series of preference shares and any money or other property represented by the depositary shares. Shares of preference shares so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of preference shares to which the holder is entitled, the preference shares depositary will deliver to the holder a new depositary receipt evidencing the balance of shares.
Redemption of Depositary Shares
Whenever we redeem preference shares held by the preference shares depositary, the preference shares depositary will redeem as of the same redemption date the number of depositary shares representing the preference shares so redeemed; provided that we have paid in full to the preference shares depositary the redemption price of the preference shares plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to the preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by us.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon the redemption and any money or other property to which the holders of the depositary shares were entitled upon the redemption and surrender to the preference shares depositary of the depositary receipts evidencing the depositary shares.
Conversion and Exchange
Depositary shares are not convertible into or exchangeable for other shares of our stock or other securities. Nevertheless, if the preference shares represented by depositary shares is convertible into or exchangeable for other shares of our stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the preference shares depositary with written instructions to convert or exchange the preference shares into whole shares of our other stock or other securities, as specified in the related prospectus supplement or term sheet. Upon receipt of these instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof and will deliver to the holder whole shares of our other stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.
Voting the Preference Shares
Upon receipt of notice of any meeting at which holders of one or more series of preference shares are entitled to vote, the preference shares depositary will mail the information contained in the notice of meeting to the holders of the depositary shares relating to the preference shares. Each record holder of the depositary shares on the record date for the meeting will be entitled to instruct the preference shares depositary as to the manner in which to vote the number of shares of preference shares represented by the depositary shares. We will agree to take all reasonable action that may be deemed necessary by the preference shares depositary in order to enable the preference shares depositary to vote in accordance with each holder’s instructions. The preference shares depositary will abstain from voting preference shares to the extent it does not receive instructions from the holders of depositary shares representing the preference shares.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the preference shares depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding (or any greater amount as may be required by the rules of any exchange on which the depositary shares are listed); provided that any amendment that prejudices any substantial right of the holders of depositary shares will not become effective until the expiration of 90 days after notice of the amendment has been given to the holders. A holder that continues to hold one or more depositary receipts at the expiration of the 90-day period will be deemed to consent to, and will be bound by, the amendment. No amendment may impair the right of any holder to surrender the holder’s depositary receipt and receive the related preference shares, as discussed above under “—Withdrawal of Preference Shares.”
We may terminate the deposit agreement at any time and the preference shares depositary will give notice of that termination to the recordholders of all outstanding depositary receipts. In that case, the preference shares depositary will deliver to each holder of depositary shares, upon surrender of the related depositary receipts, the number of whole shares of the related series of preference shares to which the holder is entitled, together with cash in lieu of any fractional share.
The deposit agreement will terminate automatically after all the related preference shares have been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the preference shares represented by the depositary shares in connection with our liquidation, dissolution or winding up.
Charges of Preference Shares Depositary; Taxes and Other Governmental Charges
Except as provided in the prospectus supplement or term sheet, we will pay the fees and expenses of the preference shares depositary provided in the deposit agreement to be payable by us, and the holders of depositary receipts will be required to pay any tax or other governmental charge or other charges provided by the deposit agreement to be payable by them, including any that may be imposed in connection with the transfer, exercise, surrender, or split-up of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.
Miscellaneous
The preference shares depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preference shares depositary and that we are required to furnish to the holders of the preference shares. Neither the preference shares depositary nor we will be liable if prevented or delayed by law or any circumstance beyond the preference shares depositary’s or our control in performing the preference shares depositary’s or our respective obligations under the deposit agreement. The obligations of the preference shares depositary and us under the deposit agreement will be limited to performance in good faith and without gross negligence of the preference shares depositary’s or our respective duties thereunder, and neither the preference shares depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or related shares of preference shares unless satisfactory indemnity is furnished.
Resignation and Removal of Preference Shares Depositary
The preference shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preference shares depositary, the resignation or removal to take effect upon the appointment of a successor preference shares depositary. The successor preference shares depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Reports to Holders
We will deliver all required reports and communications to holders of the preferred stock to the preferred shares depositary. It will forward those reports and communications to the holders of depositary shares.
Limitation on Liability of the Preferred Shares Depositary
The preferred shares depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred shares depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred shares unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred shares depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.
Form of Preferred Shares and Depositary Shares
We may issue preferred shares in book-entry form. Preferred shares in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred shares represented by the global security. Those who own beneficial interests in shares of preferred shares will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred shares in book-entry form will have the right to obtain their shares in non-global form.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. This description is subject to the detailed provisions of a warrant agreement to be entered into between us and a warrant agent we select at the time of issue and the description in the prospectus supplement relating to the applicable series of warrants.
We may issue (either separately or together with other offered securities) warrants to purchase underlying debt securities, preference shares, ordinary shares, or any combination thereof issued by us (the “offered warrants”). Such warrants may be issued independently or together with any such securities and may be attached or separate from the securities. We may issue the warrants under separate warrant agreements (each a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”), identified in the prospectus supplement. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. In addition, any issuer may issue warrants to purchase underlying debt securities from time to time.
Because this section is a summary, it does not describe every aspect of the warrants and any of the warrant agreements. We urge you to read any applicable warrant agreement because it, and not this description, defines your rights as a holder of our warrants. We will file any executed warrant agreement with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of a warrant agreement.
General
You should read the prospectus supplement for the material terms of the offered warrants, including, if applicable, the following:
•	the title and aggregate number of the warrants;
•	the title, rank, aggregate principal amount and terms of the underlying debt securities, preference shares or ordinary shares purchasable upon exercise of the warrants;
•
the principal amount of underlying debt securities, preference shares or ordinary shares that may be purchased upon exercise of each warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•	the price at which and the currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants shall commence and the date on which such right will expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	the title, rank, aggregate principal amount and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	the date on and after which such warrants and related securities will be separately transferable;
•	any optional redemption terms;
•	the identity of the warrant agent;
•	whether certificates evidencing the warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged; and
•	any other material terms of the warrants.
The prospectus supplement will also contain a discussion of the Irish tax and/or United States federal income tax considerations relevant to the offering.
Warrant certificates will be exchangeable for new warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Warrants may be exercised and exchanged and warrants in registered form may be presented for registration of transfer at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Warrants
Each offered warrant will entitle the holder thereof to purchase the amount of underlying debt securities, preference shares, ordinary shares, or any combination thereof at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date, unexercised warrants will be void.
Warrants may be exercised by payment to the warrant agent of the applicable exercise price and by delivery to the warrant agent of the related warrant certificate, properly completed. Warrants will be deemed to have been exercised upon receipt of the exercise price and the warrant certificate or certificates. Upon receipt of this payment and the properly completed warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities, preference shares, ordinary shares, or any combination thereof purchased upon exercise.
If fewer than all of the warrants represented by any warrant certificate are exercised, a new warrant certificate will be issued for the unexercised warrants. The holder of a warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities preference shares, ordinary shares, or other combination thereof purchased upon exercise.
Amendments and Supplements to Warrant Agreement
From time to time, we and the warrant agent under the relevant warrant agreement, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants or make any changes that do not materially and adversely affect the interests of the holders of the warrants.
No Rights as Holders of Underlying Debt Securities, Preference Shares or Ordinary Shares
Before the warrants are exercised, holders of the warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities and dividends on the preference shares, ordinary shares or any combination thereof, as applicable, or to exercise any rights whatsoever as holders of the underlying debt securities, preference shares, or ordinary shares.

CERTAIN TAX CONSIDERATIONS
In view of the number of different jurisdictions where tax laws may apply to a holder of debt securities or equity securities issued by the Company, Eaton, or a Subsidiary Guarantor, as applicable, this prospectus does not discuss the potential tax consequences for such holders under the laws of every such jurisdiction arising from the investment in one or more of the securities described in this prospectus.
In particular, the summary set forth below is limited only to the U.S. federal income tax issues addressed therein. Additional issues may exist that are not addressed in this prospectus. Specific information pertaining to Irish tax and/or U.S. federal income tax consequences (other than those discussed in the summary below) of purchasing, holding, or disposing of the debt and equity securities will be described in the applicable prospectus supplement or term sheet.
Prospective investors are urged to consult their own professional advisors regarding the possible tax consequences under the laws of the jurisdictions that apply to them and their investment in the debt and equity securities described in this prospectus.

UNITED STATES FEDERAL INCOME TAXATION
The following summary describes, subject to the limitations set forth below, the material U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of debt securities and equity securities described in this prospectus. Except where noted, this discussion addresses only debt securities of Eaton (the “Notes”) and ordinary shares of the Company purchased by investors at original issue for their issue price and held as capital assets and does not address certain types of securities described in this prospectus, as further explained below. The applicable prospectus supplement or term sheet will contain a discussion of any special U.S. federal income tax considerations in respect of those types of securities.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (including proposed Treasury Regulations and temporary Treasury Regulations) promulgated thereunder, IRS rulings, official pronouncements, and judicial decisions, all as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. The discussion below does not address all of the U.S. federal income tax consequences that may be applicable to a holder of a security nor does this discussion describe certain tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax law, such as individual retirement and other tax-deferred accounts, dealers or traders in securities or currencies, banks, financial institutions or financial services entities, partnerships, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, persons that actually or constructively own five percent or more (by vote or value) of our shares, persons holding a security as a hedge or hedged against currency risk, as a position in a straddle for U.S. tax purposes, as part of a “synthetic security,” “conversion,” “integrated transaction,” “constructive sale” or other integrated investment comprised of a debt security or equity security and one or more other investments, United States persons (as defined below) whose functional currency is other than the U.S. dollar, or certain U.S. expatriates. This discussion applies only to debt securities issued in registered form, and except where noted, this discussion does not describe tax consequences to subsequent purchases (i.e. after initial issuance) of debt securities or equity securities. This discussion only applies to debt securities that are due to mature 30 years or less from the date on which they are issued. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder based on such holder’s particular circumstances, nor does it address any aspect of state, local, or non-U.S. tax laws, the special timing rules prescribed under Section 451(b) of the Code or the possible application of the alternative minimum tax or U.S. federal gift or estate taxes.
The U.S. federal income tax consequences of purchasing, holding, or disposing of a particular security will depend, in part, on the particular terms of such security as set forth in the applicable prospectus supplement or term sheet. The U.S. federal income tax consequences of purchasing, holding or disposing of certain Floating Rate Notes, Foreign Currency Notes (other than Single Foreign Currency Notes, as defined below), Amortizing Notes, Bearer Securities, Floating Rate/Fixed Rate Notes, Indexed Notes, Renewable Notes, Extendible Notes, debt securities paired with warrants, debt securities issued by the Company or a Subsidiary Guarantor, preference shares, depositary shares, warrants, units, and convertible securities referred to in this prospectus will be set out in the applicable prospectus supplement or term sheet. Persons considering the purchase of one or more securities should consult their independent tax advisors concerning the application of U.S. federal income tax law to their particular situations, as well as any tax consequences arising under the law of any state, local, or foreign tax jurisdiction, and about any potential tax law changes and the effects applicable to them.
For purposes of the following discussion, “United States person” means an individual who is a citizen or resident of the United States, an estate subject to U.S. federal income taxation without regard to the source of its income, a corporation or other business entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or a trust if a valid election to be treated as a United States person, as defined in the Code, is in effect with respect to such trust or both:
•	a court within the United States is able to exercise primary supervision over the administration of the trust, and
•	one or more United States persons have the authority to control all substantial decisions of the trust.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the security, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the status and activities of the partnership. A holder of a security that is a partnership and partners in such partnership should consult their independent tax advisors.
United States Holders
The following discussion pertains only to a holder that is a beneficial owner of a Note or the ordinary shares of the Company described in this prospectus and that is a United States person (a “U.S. Holder”).
Pre-Issuance Accrued Interest
If a portion of the price paid for a Note is allocable to interest that accrued prior to the date the Note is issued (“pre-issuance accrued interest”), on the first interest payment date a U.S. Holder may exclude (and may be required to exclude, in the case of a Note that forms part of a series of Notes already outstanding) from income, as a return on capital, the portion of the interest received in an amount equal to the pre-issuance accrued interest. The U.S. Holder’s tax basis in the Note will not include any pre-issuance accrued interest excluded from income. The remainder of this discussion does not address the treatment of pre-issuance accrued interest. U.S. Holders should consult their own tax advisors with regard to the tax treatment of the pre-issuance accrued interest on the Notes.
Payments of Interest on Notes
Except as discussed below under “—OID Notes” and “—Short-Term Notes,” payment of interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it is accrued or received in accordance with such U.S. Holder’s method of tax accounting. Special rules relating to OID Notes, Notes with floating interest rates, Notes denominated in a foreign currency or containing certain other provisions are described below.
OID Notes
The following summary is a general description of U.S. federal income tax consequences to U.S. Holders of Notes issued with original issue discount (“OID Notes”) and is based on the provisions of the Code and on certain Treasury Regulations promulgated thereunder relating to original issue discount (the “OID Regulations”).
For U.S. federal income tax purposes, “original issue discount” is the excess of the stated redemption price at maturity of an OID Note over its issue price, if such excess is greater than or equal to a de minimis amount (generally 1⁄4 of 1% of the OID Note’s stated redemption price at maturity multiplied by either (x) the number of complete years to maturity from its issue date or (y) in the case of an OID Note that provides for the payment of an amount other than qualified stated interest (as defined below) the OID Note’s weighted average maturity). The issue price of OID Notes that are issued for cash will be equal to the first price at which a substantial amount of such Notes is sold for money. For this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored. The stated redemption price at maturity of an OID Note is the sum of all payments required to be paid on the OID Note, other than payments of qualified stated interest. Under the OID Regulations, “qualified stated interest” includes stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) or certain variable rates as described below. Interest is considered “unconditionally payable” if reasonable legal remedies exist to compel timely payment or the terms and conditions of the debt instrument make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment (ignoring the possibility of nonpayment due to default, insolvency or similar circumstances) a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Except as described below with respect to Short-Term Notes, a U.S. holder of an OID Note will be required to include original issue discount in ordinary income as it accrues before the receipt of any cash attributable to such income, regardless of such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Special rules for certain floating rate Notes are described below under “—Variable Rate Notes.” A U.S. Holder of an OID Note with de minimis original issue discount will include any de minimis original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on such Note.
The amount of original issue discount includible in income by a U.S. Holder of an OID Note is the sum of the daily portions of original issue discount with respect to such Note for each day during the taxable year on which such

U.S. Holder held such Note (“accrued original issue discount”). Generally, the daily portion of the original issue discount is determined by allocating to each day in any “accrual period” a ratable portion of the original issue discount allocable to such accrual period. Under the OID Regulations, the “accrual periods” for an OID Note may be selected by each U.S. Holder, may be of any length, and may vary in length over the term of an OID Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day or final day of an accrual period. The amount of original issue discount allocable to each accrual period is equal to the excess, if any, of:
•
the product of an OID Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and adjusted for the length of such accrual period) over

•	the amount of qualified stated interest, if any, payable on such OID Note and allocable to such accrual period.
The “adjusted issue price” of an OID Note at the beginning of any accrual period generally is the sum of the issue price (including accrued interest, if any) of an OID Note plus the accrued original issue discount allocable to all prior accrual periods, reduced by any prior payment on the OID Note other than a payment of qualified stated interest. As a result of this “constant yield” method of including original issue discount income, a U.S. Holder of an OID Note generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.
If a U.S. Holder’s tax basis in an OID Note immediately after purchase exceeds the adjusted issue price of the OID Note (the amount of such excess is considered “acquisition premium”) but is not greater than the stated redemption price at maturity of such OID Note, the amount of original issue discount that the U.S. Holder must include in its gross income with respect to the Note for in each taxable year will be reduced (but not below zero) by that portion of the acquisition premium properly allocable to such year.
If a U.S. Holder purchases an OID Note for an amount in excess of the stated redemption price at maturity, such holder does not include any original issue discount in income and generally may be subject to the “bond premium” rules discussed below. See “—Amortizable Bond Premium.” If a U.S. Holder has a tax basis in an OID Note that is less than the adjusted issue price of such Note, the difference may be subject to the market discount provisions discussed below. See “—Market Discount.”
Variable Rate Notes
In general, under Treasury Regulations, stated interest on certain floating rate Notes that qualify as “Variable Rate Notes” will be taxable to a U.S. Holder when accrued or received in accordance with the U.S. Holder’s method of tax accounting. For this purpose, a Variable Rate Note is a Note that:
(1)	has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of:
(a)	the product of:
•	the total noncontingent principal payments;
•	the number of complete years to maturity from the issue date; and
•	0.015; or
(b)	15 percent of the total noncontingent principal payments;
(2)	only provides for stated interest compounded or paid at least annually at:
(a)	one or more “qualified floating rates”;
(b)	a single fixed rate and one or more qualified floating rates;
(c)	a single “objective rate”; or
(d)	a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; and
(3)	does not provide for any principal payments that are contingent (other than as described in (1) above).

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
A variable rate is a “qualified floating rate” if
(1)	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Note is denominated; or
(2)	it is equal to the product of such a rate and either:
(a)	a fixed multiple that is greater than 0.65 but not more than l.35; or
(b)	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.
If a Note provides for two or more qualified floating rates that:
•	have values within 0.25 percentage points of each other on the issue date; or
•	can reasonably be expected to have approximately the same values throughout the term of the Note, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the Note or are not reasonably expected as of the issue date of the Note to significantly affect the yield on such Note.
An “objective rate” is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note’s term. An objective rate is a “qualified inverse floating rate” if:
•	the rate is equal to a fixed rate minus a qualified floating rate; and
•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
If interest on a Note is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and:
•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the Note that do not differ by more than 0.25 percentage points; or
•	the value of the qualified floating rate or objective rate on the issue date is intended to approximate the fixed rate, then the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.
Under these rules relating to variable rate debt instruments, CD Rate Notes, Commercial Paper Rate Notes, LIBOR Notes, EURIBOR Notes, Federal Funds Rate Notes, Prime Rate Notes, Treasury Rate Notes, CMT Rate Notes, and Eleventh District Cost of Funds Rate Notes generally will be treated as Variable Rate Notes, except as otherwise described in the applicable prospectus supplement or term sheet.
In general, if a Variable Rate Note provides for stated interest at a single qualified floating rate or objective rate and the interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, all stated interest on the Variable Rate Note is qualified stated interest. The amount of qualified stated interest and original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Variable Rate Note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period, as described in the previous sentence.
If a Variable Rate Note does not provide for stated interest at a single qualified floating rate or a single objective rate, or at a single fixed rate (other than at a single fixed rate for an initial period), the amount of qualified stated interest and original issue discount accruals on the Variable Rate Note are generally determined by:
•
determining a fixed rate substitute for each variable rate provided under the Variable Rate Note (generally the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the Variable Rate Note);

•	constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);
•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and
•	making the appropriate adjustments for actual variable rates during the applicable accrual period.
If a Variable Rate Note provides for stated interest, either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and original issue discount accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Note is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Note, as of the issue date, would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.
Single Foreign Currency Notes
The following summary relates to Notes on which all payments that a U.S. Holder is entitled to receive are denominated in or determined by reference to the value of a single Foreign Currency (“Single Foreign Currency Notes”). “Foreign Currency” means a currency or currency unit, other than a hyperinflationary currency as defined in the Code or the U.S. dollar.
The amount required to be included in income by a cash basis U.S. Holder upon receipt of an interest payment (representing a payment of qualified stated interest) denominated in or determined with reference to a single Foreign Currency will be the U.S. dollar value of the amount paid (determined on the basis of the “spot rate” on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment.
Except in the case of a Spot Rate Convention Election (as defined below), a U.S. Holder of a Single Foreign Currency Note who uses the accrual method of accounting or is otherwise required to accrue interest income prior to receipt will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest has accrued. The average rate of exchange for an interest accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or such other average exchange rate that is reasonably derived and consistently applied by the U.S. Holder). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or exchange of a Single Foreign Currency Note), such U.S. Holder will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of the Foreign Currency received (determined on the basis of the “spot rate” on the date such payment is received) or, in the case of interest received in U.S. dollars rather than in Foreign Currency, the amount so received and the U.S. dollar value of the interest income that such U.S. Holder has previously included in income with respect to such payment. Any such gain or loss generally will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the IRS.
A U.S. Holder that has accrued interest may elect (a “Spot Rate Convention Election”) to translate accrued interest into U.S. dollars at the “spot rate” on the last day of an accrual period for the interest, or, in the case of an accrual period that spans two taxable years, using the “spot rate” on the last day of the portion of the accrual period within each respective taxable year. Additionally, if a payment of interest is received within five business days of the last day of the accrual period, an electing U.S. Holder may instead translate such accrued interest into U.S. dollars at the “spot rate” on the day of receipt. Any such election will apply to all debt instruments held by the United States person at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States person and cannot be revoked without the consent of the IRS.
For purposes of this discussion, the “spot rate” generally means a rate that reflects a fair market rate of exchange available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on the nearest conventional settlement date, generally two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.
Original issue discount on a Single Foreign Currency Note that is also an OID Note will be determined for any accrual period in the applicable Foreign Currency and then translated into U.S. dollars in the same manner as interest income accrued by an accrual method U.S. Holder, including the application of a Spot Rate Convention Election. Likewise, upon receipt of payment attributable to original issue discount (whether in connection with a payment of interest or the sale, exchange or retirement of an OID Note), a U.S. Holder will recognize exchange gain or loss to the extent of the difference between such U.S. Holder’s basis in the accrued original issue discount (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any Foreign Currency received at the spot rate on the date of payment). Generally, any such exchange gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in administrative pronouncements of the IRS. For this purpose, all payments on a Note will be viewed first as the payment of qualified stated interest (determined under the original issue discount rules), second as the payment of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the payment of principal.
Short-Term Notes
In general, an individual or other cash method U.S. Holder of a Note that matures one year or less from the date of its original issuance (a “Short-Term Note”) is not required to accrue original issue discount on such Note unless such U.S. Holder has elected to do so. For purposes of determining whether a Note is a Short-Term Note, the Note matures on the last possible date it could be outstanding under its terms. However, U.S. Holders who report income for U.S. federal income tax purposes under the accrual method and certain other U.S. Holders, including electing U.S. Holders, are required to accrue original issue discount (unless the U.S. Holder elects to accrue “acquisition discount” in lieu of original issue discount) and stated interest (if any) on such Note. “Acquisition discount” is the excess of the remaining stated redemption price at maturity of the Short-Term Note over the U.S. Holder’s tax basis in the Short-Term Note at the time of the acquisition. In the case of a U.S. Holder who is not required and does not elect to accrue original issue discount or acquisition discount on a Short-Term Note, any gain realized on the sale, exchange or retirement of such Short-Term Note will be ordinary income to the extent of the original issue discount accrued through the date of such sale, exchange or retirement. Such U.S. Holder will be required to defer, until such Short-Term Note is sold or otherwise disposed of, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Short-Term Note. Original issue discount or acquisition discount on a Short-Term Note accrues on a straight-line basis unless a constant yield election is made, as discussed below.
In the case of a Short-Term Note that is also a Single Foreign Currency Note, the amount of original issue discount or acquisition discount subject to current accrual and the amount of any exchange gain or loss on a sale, exchange or retirement are determined under the same rules that apply to accrued interest on a Single Foreign Currency Note held by a U.S. Holder on the accrual basis. A U.S. Holder which is not required to and does not elect to accrue original issue discount or acquisition discount will determine exchange gain or loss with respect to accrued original issue (or acquisition) discount on a sale, exchange, retirement or on maturity of a Short-Term Note in the same manner that a cash basis U.S. Holder would account for interest income on a Single Foreign Currency Note.
Market Discount
If a U.S. Holder purchases a Note (other than an OID Note or a Short-Term Note) for an amount that is less than its stated redemption price at maturity, or purchases an OID Note for less than its “revised issue price” (as defined under the Code) as of the purchase date, the amount of the difference will be treated as “market discount” unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an OID Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange or retirement of, a Note, including disposition in certain nonrecognition transactions, as ordinary interest income to the extent of the market discount which has not previously been included in income by the U.S. Holder and is treated as having accrued on such Note at the time of such payment or disposition. Further, a disposition of a Note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such Note had been sold at its then fair market value. In addition, a U.S. Holder who purchases a Note with market discount may be required to defer the deduction of all, or a portion, of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note, or its earlier disposition in a taxable transaction.
Market discount is considered to accrue on a straight-line basis during the period from the date of acquisition to the stated maturity date of a Note, unless the U.S. Holder elects to accrue market discount under the rules applicable to original issue discount by making a constant yield election, as discussed below. If a U.S. Holder makes such an election, the rules described above regarding the deferral of interest deductions and ordinary income treatment upon disposition or partial principal payment will not apply. Such election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.
With respect to a Single Foreign Currency Note, market discount is determined in the applicable Foreign Currency. In the case of a U.S. Holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. No part of such accrued market discount is treated as exchange gain or loss. In the case of a U.S. Holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average rate of exchange for the period or periods during which it accrued. Such an electing U.S. Holder will recognize exchange gain or loss with respect to accrued market discount under the same rules that apply to accrued interest on a Single Foreign Currency Note received by a U.S. Holder on the accrual basis.
Amortizable Bond Premium
Generally, if a U.S. Holder’s tax basis in a Note held as a capital asset exceeds the stated redemption price at maturity of such Note, such excess may constitute amortizable bond premium that the U.S. Holder may elect to amortize as an offset to interest income on the Note under the constant yield method over the period from the U.S. Holder’s acquisition date to the Note’s stated maturity date. Any such election will apply to all debt instruments held by and acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS. Under certain circumstances, amortizable bond premium may be determined by reference to an early call date. If a U.S. Holder elects to amortize the premium by making a constant yield election, as discussed below, the U.S. Holder will be required to reduce its tax basis in the Note by the amount of the premium amortized during the holding period. If the U.S. Holder makes such an election, the U.S. Holder will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than instruments the interest on which is excludable from gross income, held as of the beginning of the taxable year to which the election applies or to any taxable year thereafter. If a U.S. Holder does not elect to amortize premium, the amount of premium will be included in such U.S. Holder’s tax basis in the Note. Therefore, if a U.S. Holder does not elect to amortize premium and holds the Note to maturity, such U.S. Holder generally will be required to treat the premium as capital loss when the Note matures. Special rules apply with respect to amortizable bond premium on Single Foreign Currency Notes. Special rules limit the amortisation of bond premium in the case of Notes subject to certain options, including callable Notes. U.S. Holders should consult their tax advisers about these rules, if applicable.
Constant Yield Election
Under the OID Regulations, a U.S. Holder of a Note may elect to include in income all interest that accrues on such Note using the constant yield method (a “constant yield election”). For this purpose, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to constant yield elections made with respect to Notes issued with amortizable bond premium or market discount, including that a U.S. Holder would be deemed, by virtue of making such constant yield election, to have made an election to amortize bond premium or accrue market discount, as separately described above. Once made with respect to a Note, the constant yield election cannot be revoked without the consent of the IRS. If a U.S. Holder makes a constant yield election for a Note with amortisable bond premium, such election will result in a deemed election to amortise bond premium for all of the U.S. Holder’s debt instruments with amortisable bond premium.
U.S. Holders considering a constant yield election should consult their independent tax advisors.
Purchase, Sale, Exchange or Retirement of Notes
A U.S. Holder’s tax basis in a Note generally will be the U.S. dollar cost of the Note to such U.S. Holder (which, in the case of a Note purchased with Foreign Currency, will be determined by translating the purchase price at the spot rate on the date of purchase or, in the case of a Note that is traded on an established securities market as defined in applicable Treasury Regulations, on the settlement date if the U.S. Holder is a cash basis taxpayer or an accrual basis taxpayer that so elects), increased by any original issue discount, market discount or acquisition discount previously included in the U.S. Holder’s gross income (as described below), and reduced by any amortized bond premium taken into account by the U.S. Holder and any principal payments and payments of stated interest that are not payments of qualified stated interest received by the U.S. Holder.
Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement (or the U.S. dollar value of the amount realized in a Foreign Currency at the spot rate on the date of the sale, exchange or retirement or, in the case of a Note that is traded on an established securities market as defined in applicable Treasury Regulations, on the settlement date if the U.S. Holder is a cash basis taxpayer or an accrual basis taxpayer that so elects), except to the extent such amount is attributable to accrued but unpaid interest, and the U.S. Holder’s adjusted tax basis in the Note. Amounts attributable to accrued but unpaid interest are treated as payments of interest as described above. Except with respect to
•	gains or losses attributable to changes in exchange rates (as described in the next paragraph),
•	gains attributable to market discount and
•	gains on the disposition of a Short-Term Note,
gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange or retirement, the Note was held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.
Gain or loss recognized by a U.S. Holder on the sale, exchange, or retirement of a Single Foreign Currency Note that is attributable to changes in exchange rates will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the Single Foreign Currency Note, determined on the date the payment is received or the Single Foreign Currency Note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of the Single Foreign Currency Note, determined on the date the U.S. Holder acquired the Single Foreign Currency Note. Gain or loss attributable to changes in exchange rates is recognized on the sale, exchange, or retirement of a Single Foreign Currency Note only to the extent of the total gain or loss recognized on such sale, exchange, or retirement. The source of the foreign currency gain or loss will be determined by reference to the residence of the U.S. Holder on whose books the Single Foreign Currency Note is properly reflected. Any gain or loss realised by these U.S. Holders in excess of the foreign currency gain or loss will be capital gain or loss except to the extent of any accrued market discount or, in the case of short-term Single Foreign Currency Note, to the extent of any discount not previously included in the U.S. Holder’s income provided that the Single Foreign Currency Note is not a contingent payment debt instrument. U.S. Holders should consult their tax advisors with respect to the tax consequences of receiving payments in a currency different from the currency in which payments with respect to such Note accrue and how to account for the U.S. dollar value of payments made or received upon the acquisition or disposition of such Notes.
Substitution of Issuer
If the obligations of Eaton under the Notes are assumed by another entity, any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of the Notes by a U.S. Holder in exchange for new notes issued by the new obligor. As a result of this deemed disposition, a U.S. Holder could be required to (a) recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new notes (as determined for U.S. federal income tax purposes) and the U.S. Holder’s tax basis in the Notes and (b) if such Notes are treated as having been issued with original issue discount as described above in (—OID Notes), include such original issue discount in the gross income on a constant yield basis. U.S. Holders should consult with their tax advisers concerning the U.S. federal income tax consequences to them of a change in obligor with respect to the Notes.
Subsequent Interest Periods and Extension of Maturity
If so specified in the prospectus supplement or term sheet relating to a Note, the Issuer may have the option:
•
to reset the interest rate, in the case of a Fixed Rate Note, or to reset the spread, the spread multiplier or other formulas by which the interest rate basis is adjusted, in the case of a Floating Rate Note; and/or

•	to extend the maturity of such Note.
See “Description of Debt Securities—Interest and Interest Rates” and “Description of Debt Securities—Extendible Notes.” The treatment of a U.S. Holder of Notes with respect to which such an option has been exercised who does not elect to have Eaton repay such Notes will depend on the terms established for such Notes by Eaton pursuant to the exercise of such option (the “revised terms”). Depending on the particular circumstances, such U.S. Holder may be treated as having surrendered such Notes for new Notes with the revised terms in either a taxable exchange or a recapitalization qualifying for nonrecognition of gain or loss.
Notes Subject to Contingencies Including Optional Redemption
In general, the following rules apply if a Note provides for an alternative payment schedule applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and one of such payment schedules is more likely than not to occur or the Note provides Eaton or the U.S. Holder with an unconditional option or options exercisable on one or more dates during the term of the Note. If, based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, then, in general, the yield and maturity of the Note are computed based on this payment schedule.
Notwithstanding the general rules for determining yield and maturity in the case of Notes subject to contingencies, if Eaton or the U.S. Holder has an unconditional option or options that, if exercised, would require payments to be made on the Notes under an alternative payment schedule or schedules, then (i) in the case of an option or options exercisable by Eaton, it will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Note and (ii) in the case of an option or options of the U.S. Holder, the U.S. Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Note. For purposes of those calculations, the yield on the Note is determined by using any date on which the Note may be redeemed or repurchased as the stated maturity date and the amount payable on such date in accordance with the terms of the Note as the principal amount at maturity.
If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules (a “change in circumstances”) then, except to the extent that a portion of the Note is repaid as a result of a change in circumstances and solely for purposes of the accrual of original issue discount, the Note is treated as retired and then reissued on the date of the change in circumstances for an amount equal to the Note’s adjusted issue price on that date. The adjusted issue price of an original issue discount Note is defined as the sum of the issue price of the Note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.
In addition, the OID Regulations contain other rules for projecting payments and determining the timing, character, and amount of income, gain and loss to U.S. Holders of debt instruments not described above that provide for contingent payments, including certain Notes (other than Variable Rate Notes) that provide for floating or contingent interest. Potential investors in Notes with contingent payment features should review the applicable prospectus supplement or term sheet for a discussion of their U.S. federal income tax treatment.
Ordinary Shares
Subject to certain rules related to “passive foreign investment companies”, in general, if distributions are made on the Company’s ordinary shares to a U.S. Holder, these distributions will be included in income of that U.S. Holder as dividends to the extent of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earning and profits will be treated as a nontaxable return of capital that reduce a U.S. Holder’s adjusted tax basis in the ordinary shares and thereafter as capital gain. Subject to certain limitations and requirements, there may be reduced rate provisions in effect for dividends received by non-corporate U.S. Holders, such as individuals.
Dividends paid in Foreign Currency will be includable in income in the U.S. dollar amount calculated by reference to the exchange rate in effect on the day the dividends are actually or constructively received by the U.S. Holder, regardless of whether the Foreign Currencies are converted. A U.S. Holder will have a basis in the Foreign Currency received equal to the U.S. dollar value on the date of receipt. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is includable in the income of the U.S. Holder to the date such payment is converted into U.S. dollars (or the U.S. Holder otherwise disposes of the Foreign Currency) will be foreign currency exchange gain or loss and will be treated as U.S.-source ordinary income or loss for foreign tax credit limitation purposes. If dividends received in Foreign Currency are converted into U.S. dollars on the day the dividends are received, the U.S. Holder generally will not be required to recognize foreign currency exchange gain or loss in respect of the dividend income.
Subject to certain rules related to “passive foreign investment companies”, a U.S. Holder will recognize gain or loss upon the sale, exchange, or other taxable disposition of the Company’s ordinary shares in an amount equal to the difference between (1) the amount of cash and the fair market value of any other property received in exchange for such ordinary shares and (2) the U.S. Holder’s tax basis in the ordinary shares. Generally, any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder has held the ordinary shares for more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to U.S. federal income tax at a reduced rate. The deductibility of capital losses is subject to limitations. Any gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes.
The U.S. federal income tax consequences of the acquisition, ownership, or disposition of the Company’s equity securities (other than ordinary shares) will depend on various factors, including their terms, conversion, or exchange features, issue price, and redemption provisions and whether the Company is classified as a “passive foreign investment company” for U.S. federal income tax purposes. U.S. Holders should review the applicable prospectus supplement or term sheet for a discussion of the U.S. federal income tax treatment to U.S. Holders of any such equity securities, including a discussion regarding the “passive foreign investment company” rules and their potential applicable with respect to the acquisition, ownership or disposition of any such equity securities.
Exchange of Foreign Currency
A U.S. Holder may receive Foreign Currency in payment for (i) interest or principal on a Note or (ii) dividends on the Company’s ordinary shares. The tax basis of any Foreign Currency received by a U.S. Holder generally will equal the U.S. dollar equivalent of such Foreign Currency at the spot rate at the time such Foreign Currency is received. Upon a subsequent exchange of Foreign Currency for U.S. dollars, a U.S. Holder generally will recognize exchange gain or loss equal to the difference between the amount of U.S. dollars received and the U.S. Holder’s tax basis in the Foreign Currency. Upon any subsequent exchange of Foreign Currency for property, a U.S. Holder generally will recognize exchange gain or loss equal to the difference between the U.S. dollar value of the Foreign Currency exchanged for such property based on the U.S. dollar spot rate of such Foreign Currency on the date of the exchange and the U.S. Holder’s tax basis in the Foreign Currency so exchanged. Any such exchange gain or loss generally will be treated as U.S.-source ordinary income or loss.
Reportable Transactions
Treasury Regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement, or other taxable disposition of a foreign currency debt security or equity security to the extent that such sale, exchange, retirement, or other taxable disposition results in a tax loss in excess of a threshold amount. U.S. Persons considering the purchase of a foreign currency debt security or equity security should consult with their independent tax advisors to determine the tax return and disclosure obligations, if any, with respect to an investment in the debt securities or equity securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement). U.S. Holders should consult their own tax advisors regarding these and any other reporting obligations they may have as a result of their acquisition, ownership or disposition of Notes or ordinary shares of the Company. Failure to comply with certain reporting obligations could result in the imposition of substantial penalties.
3.8% Medicare Tax On “Net Investment Income”
Certain U.S. Holders, including individuals, estates and trusts, will be subject to an additional 3.8% Medicare tax on unearned income. For an individual U.S. Holder, the additional Medicare tax applies to the lesser of (i) the U.S. Holder’s “net investment income” or (ii) the excess of the U.S. Holder’s “modified adjusted gross income” for the taxable year over certain specified amounts. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in Notes or ordinary shares.
Foreign Financial Asset Reporting
Certain U.S. Holders who are individuals or certain specified entities that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 (and in some circumstances, a higher threshold) may be required to report information relating to the Company’s equity securities by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets (which requires U.S. Holders to report “foreign financial assets,” which generally include financial accounts held at a non-U.S. financial institution, interests in non-U.S. entities, as well as stock and other securities issued by a non-U.S. person), to their tax return for each year in which they hold the Company’s equity securities, subject to certain exceptions (including an exception for Company equity securtities held in accounts maintained by U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their acquisition, ownership, and disposition of Company equity securties.
Non-United States Holders
The following discussion applies only to a holder that is a beneficial owner of a Note or the Company’s ordinary shares described in this prospectus and that is not a United States person (a “non-U.S. Holder”). Special U.S. federal income tax rules may apply to certain non-U.S. Holders, such as controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and foreign persons eligible for benefits under an income tax treaty with the United States, and such special income tax rules are not discussed herein.
Interest and OID on Notes
Subject to the discussions below of backup withholding and FATCA (as defined below), payments of principal and interest (including original issue discount) by Eaton or its agent (in its capacity as such) to any non- U.S. Holder that is not engaged in a trade or business in the United States will generally not be subject to U.S. federal withholding tax under the “portfolio interest” exception, provided that, in the case of interest (including original issue discount):
(1)	such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Eaton’s stock entitled to vote;
(2)	such holder is not a controlled foreign corporation for United States tax purposes that is related to Eaton through stock ownership;
(3)	such holder is not a bank receiving interest described in Code Section 881(c)(3)(A); and
(4)	neither Eaton nor its agent has actual knowledge or reason to know that such holder is a United States person, and either:
(a)
the beneficial owner of the Note certifies to Eaton or its agent, under penalties of perjury, that such owner is not a United States person and provides its name and address (which certification can be made on IRS Form W-8BEN, IRS Form W-8BEN-E or a suitable substitute); or

(b)
a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) certifies to the Company or its agent, under penalties of perjury (which certification can be made on IRS Form W-8IMY or a suitable substitute), that it is a “qualified intermediary” and that the certification described in clause (4)(a) above has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner.

In the case of Notes held by a foreign partnership or foreign trust:
•	the certification described in clause (4)(a) above must be provided by the partners or beneficiaries rather than by the foreign partnership or foreign trust; and
•
the partnership or trust must provide certain information, including a United States taxpayer identification number (which certification can be made on IRS Form W-8IMY or a suitable substitute) and such other information as may be required if such foreign partnership (or foreign trust) is a withholding foreign partnership (or withholding foreign trust) that has entered into a qualified intermediary or similar agreement with the IRS.

A look-through rule would apply in the case of tiered partnerships.
If a non-U.S. Holder of a Note fails to satisfy the requirements of the “portfolio interest” exception described above, payments of interest (including original issue discount) made to such holder generally will be subject to a 30% withholding tax (or such lower rate as may be provided by an applicable income tax treaty between the United States and a foreign country) unless another exemption applies and such holder complies with IRS certification requirements. In general, the exemption or reduced rate pursuant to an income tax treaty applies only if the non-U.S. Holder provides a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or other documentation as may be prescribed by the IRS claiming benefits under an applicable income tax treaty. Moreover, if a change in circumstances makes information set forth on an IRS Form W-8 incorrect, then the non-U.S. Holder must provide new documentation generally within thirty days. Any prospective investor who cannot satisfy the portfolio interest requirements described above should consult its independent tax advisor prior to making an investment in the Notes. In addition, an exemption from U.S. withholding tax is available for interest on a Note held by a non-U.S. Holder not engaged in a trade or business in the United States if the Note matures not later than 183 days after the date of its original issue.
If a non-U.S. Holder of a Note is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, such U.S. Holder, although exempt from U.S. federal withholding tax (by reason of the delivery of a properly completed IRS Form W-8ECI or a suitable substitute), will be subject to U.S. federal income tax on such interest (including original issue discount) in the same manner as if the non-U.S. Holder were a United States person. In addition, if such U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as defined in the Code, for the taxable year, subject to adjustments, unless reduced under an applicable income tax treaty.
Payments under Indexed Notes may be subject to U.S. withholding tax
A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed on certain “dividend equivalent” payments made to a non-U.S. person with respect to (i) a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities, (iii) a securities lending or sale-repurchase transaction that references a dividend from sources within the United States, and (iv) any other payment determined by the U.S. Internal Revenue Service to be substantially similar to a payment described in the preceding clause (i), (ii) or (iii) (“DEP Withholding”). U.S. Treasury regulations provide that DEP Withholding can apply even if the instrument does not provide for payments that reference dividends. DEP Withholding with respect to a “specified equity-linked instrument” applies to dividend equivalent payments made on or after January 1, 2017 on a “specified equity-linked instrument” that has a delta of one issued on or after January 1, 2017. DEP Withholding with respect to a “specified equity-linked instrument” applies to dividend equivalent payments made on or after January 1, 2023 with respect to any “specified equity-linked instrument”, whether or not it has a delta of one, issued on or after January 1, 2023.
If applicable, DEP Withholding will be addressed in the applicable prospectus supplement or term sheet with respect to Indexed Notes.
Dividends
Subject to the discussions below of backup withholding and FATCA (as defined below), a non-U.S. Holder generally should not be subject to U.S. federal income or withholding tax on any distributions made on the Company’s ordinary shares unless such distribution is effectively connected with a United States trade or business of the non-U.S. Holder. If a non-U.S. Holder of the Company’s ordinary shares is engaged in a trade or business in the United States and a distribution on the Company’s ordinary shares is effectively connected with the conduct of such trade or business, such holder, although exempt from U.S. federal withholding tax (by reason of the delivery of a properly completed IRS Form W-8ECI or a suitable substitute), will be subject to U.S. federal income tax on such distribution in the same manner as if the non-U.S. Holder were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as defined in the Code, for the taxable year, subject to adjustments, unless reduced under an applicable income tax treaty.
Sale or Exchange
Subject to the discussions of “backup” withholding and FATCA (as defined below), any capital gain realized upon the sale, exchange or retirement of a Note or ordinary shares of the Company by a non-U.S. Holder will not be subject to U.S. federal income or withholding taxes unless:
•	such gain is effectively connected with a United States trade or business of the holder; or
•	in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as “FATCA,” when applicable, will impose a U.S. federal withholding tax of 30% on payments of interest on the Notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless:
•
in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners);

•
the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner (generally by providing an IRS Form W-8BEN-E); or

•	the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E).
Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations.
In addition, with respect to payments on the Company’s ordinary shares, the FATCA withholding regime may apply to “foreign passthru payments” but the proposed regulations described above have delayed the potential applicable of the FATCA withholding regime with respect to “foreign passthru payments”. Under current guidance, the term “foreign passthru payments” is not defined. A number of jurisdictions (including Ireland) have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA (“IGAs”), which modify the way in which FATCA applies in their jurisdictions. Under current law, the Company does not expect that the payments made on ordinary shares to be subject to withholding pursuant to FATCA. However, certain aspects of the application of the FATCA provisions and the IGAs are not entirely clear and no assurance can be made that the Company would not be required to withhold pursuant to FATCA on payments made on the ordinary shares.
Investors are urged to consult their own tax advisors regarding FATCA and the application of these requirements to their investment in the Notes and the Company’s ordinary shares.

Backup Withholding and Information Reporting
In general, information reporting to U.S. tax authorities may apply to payments of principal, interest, dividends, and proceeds of a sale, exchange or other taxable disposition (including redemption) of securities that are made within the United States, by a U.S. payor or through certain U.S.-related financial intermediaries to a U.S. Holder unless such U.S. Holder is an exempt recipient (such as a corporation). In addition, such payments may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding in the manner required. A non-U.S. Holder generally will not be subject to backup withholding and information reporting with respect to interest or dividend payments provided that the payor does not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person and such non-U.S. Holder has provided the appropriate IRS certification statement. In addition, a non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of a sale of securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the IRS certification statement and does not have actual knowledge or reason to know that such non-U.S. Holder is a U.S. person, as defined under the Code, or otherwise establishes an exemption. However, the payor may be required to report annually to U.S. tax authorities and to non-U.S. Holders the amount of, and the tax withheld, if any, with respect to, any interest or dividends paid, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided that all required information is furnished timely to the IRS.
THE PRECEDING IS A DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES BUT MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR TAX SITUATION. YOU ARE URGED TO CONSULT YOUR INDEPENDENT TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION
We may sell the offered securities as follows:
•	through agents;
•	to or through underwriters or dealers; or
•	directly to other purchasers.
We will identify any underwriters or agents and describe their compensation in a prospectus supplement.
We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions. These transactions may be:
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions, or commissions. Underwriters, dealers, and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
In order to facilitate the offering of the debt securities, the underwriters or agents may engage in transactions that stabilize, maintain, or otherwise affect the price of the debt securities and our ordinary shares. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional debt securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional debt securities or purchasing debt securities in the open market. In determining the source of debt securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of debt securities available for purchase in the open market as compared to the price at which they may purchase debt securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing debt securities in open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of the debt securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the debt securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions, or commissions. Underwriters, dealers, and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We will indemnify the underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

Each underwriter, dealer and agent participating in the distribution of any Bearer Securities will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
If we indicate in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers, or agents to solicit offers by certain institutions to purchase such offered securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions that we specify in the prospectus supplement or term sheet, and we will specify in the prospectus supplement or term sheet the commission payable for solicitation of such contracts.

LEGAL OPINIONS
Unless otherwise specified in the applicable prospectus supplement, the validity and enforceability of the offered securities will be passed upon for us by Lizbeth L. Wright, Vice President, Chief Counsel—Corporate and Securities and Assistant Secretary of Eaton Corporation and McCann FitzGerald, Irish counsel, and for any underwriters, dealers, or agents by counsel named in the applicable prospectus supplement. De Brauw Blackstone Westbroek N.V. and White & Case (Luxembourg) S.à r.l., addressed certain matters relating to Dutch law and Luxembourg law, respectively.

EXPERTS
The consolidated financial statements of Eaton Corporation plc appearing in Eaton Corporation plc’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Eaton Corporation plc’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

EATON CORPORATION
$         % Sustainability-Linked Notes due 2033
$         % Notes due 2052
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
BofA Securities Sustainability Structuring Agent	Deutsche Bank Securities	Loop Capital Markets	Morgan Stanley	Wells Fargo Securities
    , 2022